                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                   REGENCY BANCORP
                                         AND
                                     SUBSIDIARIES



                            CONSOLIDATED FINANCIAL REVIEW

                               AS OF AND FOR THE YEARS
                          ENDED DECEMBER 31, 1996, AND 1995
                           AND INDEPENDENT AUDITORS' REPORT


                                        [LOGO]

                                     [LOGO]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TUESDAY MAY 13, 1997

To the Shareholders:

     The Annual Meeting of Shareholders of Regency Bancorp will be held at Piccadilly Inn Hotels, 2305 W. Shaw Avenue, Regency Room, Fresno, California, on Tuesday, May 13, 1997 at 9:00 a.m. for the following purposes:

     1.   To elect directors.

     2. To ratify the appointment of Deloitte & Touche LLP as the Corporation's independent public accountants for the 1997 fiscal year.

     3. To transact such other business as may properly come before the Meeting.

     The names of the Board of Directors' nominees to be directors of Regency Bancorp are set forth in the accompanying Proxy Statement and incorporated herein by reference.

     Article II, Section 2.3 of the Bylaws of Regency Bancorp provides for the nomination of directors in the following manner:

               "Nomination for election of directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than twenty-one (21) days nor more than sixty (60) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the Corporation not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third class mail (if permitted by law), no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder:

               (a)  the name and address of each proposed nominee;

               (b)  the principal occupation of each proposed nominee;

               (c) the number of shares of capital stock of the Corporation owned by each proposed nominee;

               (d) the name and residence address of the notifying shareholder; and

               (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder.

               Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions the inspectors of election can disregard all votes cast for each such nominee. A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which directors are to be elected."

     Only shareholders of record at the close of business on April 11, 1997 are entitled to notice of and to vote at this Meeting and at any postponements or adjournments thereof.

                                        By order of the Board of Directors

                                        /s/ Roy Jura
                                        ----------------------------------
                                        Roy Jura,
                                        SECRETARY


Fresno, California
April 18, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Mailed to Shareholders
on or about April 18, 1997

                                 PROXY STATEMENT

                     INFORMATION CONCERNING THE SOLICITATION

     This Proxy Statement is being furnished to the shareholders of Regency Bancorp, a California corporation (the "Corporation"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders to be held at Piccadilly Inn Hotels, 2305 W. Shaw Avenue, Regency Room, Fresno, CA on May 13, 1997 (the "Meeting"). Only shareholders of record on April 11, 1997 (the "Record Date") will be entitled to notice of the Meeting and to vote at the Meeting. At the close of business on the Record Date, the Corporation had outstanding and entitled to be voted 1,853,738 shares of its no par value Common Stock (the "Common Stock").

     Shareholders are entitled to one vote for each share held, except that for the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by such shareholder multiplied by the number of directors to be elected. Each shareholder may cast all his or her votes for a single candidate or distribute such votes among any or all of the candidates as he or she chooses. However, no shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless such candidate's name has been placed in nomination prior to the voting and the shareholder has given notice at the Meeting prior to the voting of the shareholder's intention to cumulate his or her votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Prior to voting, an opportunity will be given for shareholders or their proxies at the Meeting to announce their intention to cumulative their votes. The proxy holders are given, under the terms of the proxy, discretionary authority to cumulate votes on shares for which they hold a proxy.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke that proxy prior to its exercise. The proxy may be revoked prior to the Meeting by delivering to the Secretary of the Corporation either a written instrument revoking the proxy or a duly executed proxy bearing a later date. The proxy may also be revoked by the shareholder by attending and voting at the Meeting.

     Votes cast by proxy or in person at the Meeting will be counted by the Inspectors of Election for the Meeting. The Inspectors will treat abstentions and "broker non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self regulatory organization of which the broker or nominee is a member) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and "broker non-votes" will not be counted as shares voted for purposes of determining the outcome of any matter as may properly come before the Meeting.

     Unless otherwise instructed, each valid proxy returned which is not revoked will be voted in the election of directors "FOR" the nominees of the Board of Directors, "FOR" proposal No. 2, and, at the proxy holders' discretion, on such other matters, if any, which may come before the Meeting (including any proposal to postpone or adjourn the Meeting).

     The Corporation will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Corporation and the Corporation's subsidiary, Regency Bank (the "Bank"), may (without additional compensation) solicit proxies by telephone or personal interview, the costs of which will be borne by the Corporation.


   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of April 11, 1997, no individual known to the Corporation owned more than five percent (5%) of the outstanding shares of its Common Stock except as described below.

                                   NAME AND ADDRESS OF         AMOUNT AND NATURE OF            PERCENT OF
           TITLE OF CLASS          BENEFICIAL OWNER (1)      BENEFICIAL OWNERSHIP (2)           CLASS (3)
           --------------          --------------------      ------------------------          ----------
           Common Stock,
            No Par Value           Regency Bancorp ESOP            173,048 (4)                    8.60%

           Common Stock,
            No Par Value             Gary L. McDonald              139,204 (5)                    6.92%

           Common Stock,
            No Par Value             Daniel R. Suchy               112,152 (6)                    5.57%


(1) The address of each of the persons set forth in this table is the principal office of the Corporation, 7060 N. Fresno Street, Fresno, CA 93720.

(2) Includes shares, if any, owned by a spouse (except where legally separated), minor children, and relatives sharing the same home. Except as otherwise noted, each person has sole voting and investment power with respect to the shares listed.

(3) The percentage is calculated on the basis of the amount of outstanding shares plus shares subject to stock options exercisable within 60 days of the Record Date.

(4) All shares of the Corporation ESOP are held in a trust administered by a trustee for the benefit of employee participants. The trustee votes the shares as directed by the employee participants.

(5) Mr. McDonald, currently a director of the corporation, is not standing for re-election to the Board of Directors. Mr. McDonald will cease to be a director of the corporation with the election and qualification of the nominees listed in proposal number 1. Includes 19,387 shares which may be acquired under stock options exercisable within 60 days of the Record Date.

(6) Includes 19,387 shares which may be acquired under stock options exercisable within 60 days of the Record Date, 39,804 shares held by the Daniel R. Suchy Pension Plan and Trust for which Dr. Suchy is the sole trustee, 27,322 shares held by the Daniel R. Suchy Profit Sharing Plan for which Dr. Suchy is the sole trustee, 3,150 shares held by Dr. Suchy's daughter, Melissa Ann Suchy, 3,150 shares held by Dr. Suchy's daughter, Michelle Christine Suchy, and 19,339 shares held by a joint trust for which Dr. Suchy is a co-trustee with his wife.

     SECURITY OWNERSHIP OF MANAGEMENT


     The following table sets forth information as of April 11, 1997 concerning the equity ownership of directors, nominees, and executive officers named in the Summary Compensation Table and directors and executive officers of the Corporation and the Bank as a group. Unless otherwise indicated, each director and executive officer listed below possesses sole voting power and sole investment power. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The Corporation has only one class of shares outstanding, Common Stock. There are no current arrangements known to the Corporation, that may result in a change in control of the Corporation.


                                    NAME AND ADDRESS OF        AMOUNT AND NATURE OF       PERCENT OF
           TITLE OF CLASS          BENEFICIAL OWNER (1)      BENEFICIAL OWNERSHIP (2)      CLASS (3)
           --------------          --------------------      ------------------------     ----------
           Common Stock,             Steven R. Canfield                     34,023(4)          1.69%
            No Par Value
           Common Stock,             Joseph L. Castanos                     58,932(5)          2.93%
            No Par Value
           Common Stock,               Steven F. Hertel                     45,080(6)          2.24%
            No Par Value
           Common Stock,                       Roy Jura                    38,120 (7)          1.89%
            No Par Value
           Common Stock,             Robert J. Longatti                    16,836 (8)           .84%
            No Par Value
           Common Stock,               Gary L. McDonald                   139,204 (9)          6.92%
            No Par Value
           Common Stock,              Barbara Palmquist                   44,299 (10)          2.20%
            No Par Value
           Common Stock,                 David N. Price                   64,339 (11)          3.20%
            No Par Value
           Common Stock,                    JoAnn Price                    2,733 (12)           .14%
            No Par Value
           Common Stock,                     Daniel Ray                      729 (13)           .04%
            No Par Value
           Common Stock,                Daniel R. Suchy                  112,152 (14)          5.57%
            No Par Value
           Common Stock,                Waymon E. Watts                   58,707 (15)          2.92%
            No Par Value
All directors and executive officers of the                              615,154 (16)         30.56%
Corporation as a group (12 persons)

(1) The address for beneficial owners, all of whom are incumbent directors, executive officers or director nominees of the Corporation and the Bank, is the address of the Corporation, 7060 N. Fresno Street, Fresno, CA 93720.

(2) Includes shares subject to stock options exercisable within 60 days of the Record Date.

(3) The percentage is calculated on the basis of the amount of outstanding shares plus shares subject to stock options held by the named individual or group and exercisable within 60 days of the Record Date.

(4) Includes 14,648 shares as to which Mr. Canfield has voting control under the ESOP and 401(k) Plans, 5,000 shares which may be acquired under stock options exercisable within 60 days of the Record Date and 13,645 owned jointly with Jacquie Canfield.

(5) Includes 19,387 shares which may be acquired under stock options exercisable within 60 days of the Record Date, 20,518 shares held in a family trust of which Mr. Castanos is joint trustee and 19,027 shares held by Castanos Associates, a corporation for which Mr. Castanos serves as President.

(6) Includes 13,934 shares as to which Mr. Hertel has voting control under the ESOP and 401(k) Plans, 10,000 shares which may be acquired under stock options exercisable within 60 days of the Record Date and 15,112 shares owned jointly with Susan Hertel.

(7) Includes 19,387 shares which may be acquired under stock options exercisable within 60 days of the Record Date.

(8) Includes 7,123 shares as to which Mr. Longatti has voting control under the ESOP and 401(k) Plans, 5,000 shares which may be acquired under stock options exercisable within 60 days of the Record Date and 4,713 shares owned jointly with Holly Longatti.

(9) Includes 19,387 shares which may be acquired under stock options exercisable within 60 days of the Record Date and 9,190 shares owned jointly with Beverly McDonald.

(10) Includes 19,387 shares which may be acquired under stock options exercisable within 60 days of the Record Date and 24,912 shares held by a Family Trust of which Barbara Palmquist is joint Trustee.

(11) Includes 19,387 shares which may be acquired under stock options exercisable within 60 days of the Record Date and 44,952 shares held by David N. Price Profit Sharing Plan, for which Mr. Price is the sole trustee.

(12) Includes 2,733 shares as to which Mrs. Price has voting control under the ESOP and 401(k) Plans.

(13) Mr. Ray has been nominated as the employee director for the 1997 year. Includes 279 shares as to which Mr. Ray has voting control under the ESOP and 401(k) Plans and 250 shares which may be acquired under stock options exercisable within 60 days of the Record Date.

(14) Includes 19,387 shares which may be acquired under stock options exercisable within 60 days of the Record Date, 39,804 shares held by the Daniel R. Suchy Pension Plan and Trust for which Dr. Suchy is the sole trustee, 27,322 shares held by the Daniel R. Suchy Profit Sharing Plan for which Dr. Suchy is a sole trustee, 3,150 shares held by Dr. Suchy's daughter, Melissa Ann Suchy, and 3,150 shares held by Dr. Suchy's daughter, Michelle Christine Suchy and 19,339 shares held by a joint trust for which Dr. Suchy is a co-trustee with his wife.

(15) Includes 19,387 shares which may be acquired under stock options exercisable within 60 days of the Record Date and 39,320 shares held by the Waymon E. Watts Corporation Group Profit Sharing Plan, for which Mr. Watts is the sole trustee.

(16) Includes 155,959 shares of Common Stock subject to stock options exercisable within 60 days of the Record Date.


                                 PROPOSAL NO. 1

                    ELECTION OF DIRECTORS OF THE CORPORATION

     The number of directors authorized for election at this meeting is eight
(8). The Board has nominated seven (7) incumbent directors and Mr. Daniel Ray as the employee director/nominee to serve as the Corporation's directors. Each director will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified.


     All proxies will be voted for the election of the eight (8) nominees recommended by the Board of Directors unless authority to vote for the election of any directors is withheld. The nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Abstentions and votes cast against nominees have no effect on the election of directors. If any of the nominees should unexpectedly decline or be unable to act as a director, their proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below.



     The following table sets forth certain information as of the Record Date, April 11, 1997, with respect to those persons nominated by the Board of Directors for election as directors, as well as all executive officers. The Corporation knows of no arrangements, including any pledge by any person of securities of the Corporation, the operation of which may, at a subsequent date, result in a change in control of the Corporation. There are no arrangements or understandings by which any of the executive officers or directors of either the Corporation or the Bank were selected. There is no family relationship between any of the directors or executive officers.

        NAME           AGE                        POSITION
        ----           ---                        --------

 Steven R. Canfield    37     Executive Vice President and Chief Financial
                              Officer of the Corporation and Bank since March
                              1995 and March 1991, respectively; Vice President of the Bank, 1984 through 1991.

 Joseph L. Castanos     68    Director of the Corporation and Bank since March
                              1995, and 1980, respectively; Director of Regency
                              Service Corporation since 1982.

  Steven F. Hertel      47    Chairman of the Board of the Corporation and Bank
                              since November 1996, President, and Chief
                              Executive Officer of the Corporation and Bank since March 1995 and December 1990, respectively;
                              Director, President and Chief Executive Officer of
                              Regency Service Corporation since December 1990;
                              Director and Chief Executive Officer of Regency
                              Investment Advisors since July 1993.

      Roy Jura          68    Director and Secretary of the Corporation and Bank
                              since March 1995 and 1980, respectively; Director of Regency Investment Advisors since July 1993;
                              Chairman of the Board of Regency Service
                              Corporation since 1982.

 Robert J. Longatti    51     Executive Vice President and Chief Credit Officer
                              of the Bank since April 1995; Senior Vice
                              President and Chief Credit Officer of the Bank since March 1991.

  Barbara Palmquist     67    Director of the Corporation and Bank since March
                              1995, and 1980, respectively; Director of Regency
                              Service Corporation since 1982.

   David N. Price       64    Vice-chairman of the Board of Directors of the
                              Corporation and Bank since March 1995, and 1980, respectively; Vice Chairman and Director of Regency Investment Advisors since July 1993.

     Daniel Ray         34    Marketing Director of Regency Bancorp's
                              subsidiary, Regency Investment Advisors since
                              1995.

   Daniel R. Suchy      54    Director of the Corporation and Bank since March
                              1995, and 1983, respectively.

   Waymon E. Watts      61    Director of the Corporation and Bank since March
                              1995, and 1981, respectively.

     The following is a brief account of the business experience during the past five years of each director/nominee and each executive officer listed above in addition to the positions indicated.

     BACKGROUND AND BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE OFFICERS


     Steven R. Canfield has been actively involved in the banking industry since 1982. Prior to joining the Bank, he was employed by Guarantee Savings & Loan, Fresno, CA. Mr. Canfield is a graduate of California State University, Fresno with a Bachelor of Science Degree in Business Administration and has performed postgraduate work in finance and banking law. Mr. Canfield is a member of KVPT (Valley Public Television) Business Advisory Committee, and the Saint Agnes Hospital Men's Association.


     Joseph L. Castanos retired as president of his own insurance agency in 1993. He is a Fresno State graduate where be earned a degree in accounting. Mr. Castanos is a member of the San Joaquin Memorial High School Board of Regents and the St. John's Cathedral Restoration Advisory Board.

     Steven F. Hertel has been employed in the banking industry for over 25 years. He is a past President, CEO and director of Pajaro Valley Bancorporation and Pajaro Valley Bank (1986-1990); past President, CEO and director of Timber Bancorp and Timber Community Bank in Roseburg, Oregon (1979-1986), and was a manager and lending officer for U.S. National Bank of Oregon. Mr. Hertel earned bachelor of arts degrees in both business and economics at Linfield College. Mr. Hertel is a member of the North Fresno Rotary Club, Clovis School District Foundation Board, Business Advisory Council of CSUF School of Education and Human Development, Business Advisory Council of CSUF Sid Craig School of Business and the Fresno Business Council.

     Roy Jura is the former president of Producers Packing Corporation and former secretary/treasurer, of Jura Farms, Inc. He serves on the Dried Fruit Association of California Board of Directors as well as its Export Committee, and the California Fig Advisory Board. He's a member of California State University, Fresno Viticulture Alumni, the Fresno County Farm Bureau Blue Ribbon Committee and the Chancellor Associates of the UCSF Medical School.


     Robert J. Longatti has over 25 years of banking experience. Prior to joining the Bank, Mr. Longatti was Vice President of the Business Banking Division of Glendale Federal Bank, Fresno, CA (formally Guarantee Savings &
Loan), and has been a lending officer for California Valley Bank and Wells Fargo Bank. Mr. Longatti is a graduate of Cal Poly, San Luis Obispo, with a Bachelor of Science Degree in Agricultural Business Management. He is an active member of the California Banking Association Legislative Committee and is also a member of the Board of San Joaquin Memorial High School and is a past Board Chairman of the Central Valley Chapter of the American Diabetes Association.

     Barbara Palmquist, a founding director of Regency Bank has an extensive background of over 30 years in the Fresno real estate market. As an agency owner-broker, she was instrumental in establishing the Bank's involvement in the real estate construction market.


     David N. Price has been the President of David N. Price Associates, Inc., a pension and retirement planning and administration company since February 26, 1971. He has established ESOP and 401(k) plans for a number of financial institutions and was instrumental in establishing the Corporation's

Employee Stock Ownership Plan. He is also an active member of the California Bankers Association, the North Fresno Lions Club and the Tehran Temple Shrine. Mr. Price is a graduate of California State University, Fresno and is a frequent speaker on the subject of employee ownership and the benefits of ESOP'S.


     Daniel Ray is a certified financial planner currently employed as the Marketing Director for Regency Investment Advisors, Inc., a subsidiary of Regency Bancorp. He is an active member in the San Joaquin Valley Planned Gifts Council. He is also the Chairman of the Fig Garden Church Stewardship Committee and a member of the Valley Children's Hospital Foundation Planned Giving Advisory Committee.

     Dr. Daniel R. Suchy is a practicing physician specializing in pulmonary medicine since 1978. A graduate of the University of Minnesota medical school, Dr. Suchy is a board certified specialist in pulmonary diseases. Dr. Suchy is a member of the Fresno Community Hospitals' Century Circle, a Sponsor of the St. Agnes Hospital Foundation and a Chancellor Associate of the UCSF Medical School.


     Waymon E. Watts has been the President of Watts, Campbell and Anderson, Certified Public Accountants since November 1, 1973. Mr. Watts is a graduate of California State University, Fresno and has been a certified public accountant since 1965. He is a past director of the Community Hospitals of Central California and a member of the North Fresno Rotary Club where he was a director for community service.


     None of the Corporation's or Bank's Directors is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of
Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

                                    DIRECTORS

     COMMITTEES OF THE BOARD OF DIRECTORS

     The Corporation and the Bank have established the following standing committees, with membership noted.

     The Audit Committee has responsibility for recommending the appointment of and overseeing a firm of independent certified public accountants whose duty is to audit the books and records of the Corporation and its subsidiaries for the fiscal year for which it is appointed, monitoring and analyzing the results of internal and regulatory examinations, monitoring the Corporation and its subsidiaries financial and accounting organization and their financial reporting. The Audit Committee met eleven times in 1996 and is composed of the following members: Mr. Watts, Chairman, Mr. Castanos and Mr. Jura, Mrs. Price, Mr. Hertel, Mr. Canfield and Mr. Longatti are non-voting members.


     The Executive Administrative Committee is responsible for reviewing the day-to-day operations of the Corporation and Bank and makes recommendations to the Board of Directors on such matters as (i) the approval of site locations, budgets, new premises and personnel policies; (ii) compliance; (iii) strategic planning; (iv) equity or debt financing and allocation of capital; (v) evaluation, negotiation and consummation of merger and acquisition transactions; and (vi) performing such other functions as the Board of Directors may designate. The Executive Administrative Committee also serves as the nominating and compensation committee for the Corporation and its subsidiaries. The Executive Administrative Committee met thirteen times in 1996. From May 1996 until November 1996 the committee was composed of the following members: Mr. McDonald, Chairman, Mr. Price, Mr. Jura and Mr. Hertel who is a non-voting member. From November 1996 until the present the committee was composed of the following members: Mr. Hertel, Chairman and a non-voting member, Mr. Price, Mr. Jura and Mr. Watts.


     The ESOP/401K Trustee Committee's primary responsibility is the review and administration of the Corporation's ESOP and 401K Benefit Plans. This Committee met one time during 1996 and is composed of the following members: Mr. Price, Chairman, Mr. Hertel and Karen Murphy.

     The Building Committee of the Bank advises the Board of Directors as to the facility planning for the Bank. When building a new facility or remodeling an existing one, the Building Committee meets regularly to monitor the progress of the development. The Building Committee met two times in 1996 and is composed of the following members: Mr. McDonald, Chairman, Mr. Price, Mr. Hertel and Mrs. Palmquist. Mr. Canfield is a non-voting member.


     The Board Marketing/Community Reinvestment Act (CRA) Committee's responsibility is to oversee activities related to marketing, advertising and public relations, as well as the marketing and liquidity of company stock and market maker relations. In addition, the committee acts as the Community Reinvestment Act (CRA) Committee, with duties including the review and approval of the Bank's CRA policy and statement, as well as the Bank's CRA activity. The Marketing/Community Reinvestment Act (CRA) Committee met twelve times in 1996 and is composed of the following members: Mr. Price,

Chairman, Mrs. Palmquist, Mr. McDonald, Mrs. Price and Mr. Hertel. Mr. Goodrich, Vice President and Director of Marketing of the Bank is a non-voting member.



     The Investment Committee's primary responsibility is to provide oversight of the Bank's investment portfolio and policies. The Committee has the power to discount and purchase bills, notes and other evidences of debt, and to buy and sell bills of exchange. The Investment Committee met three times in 1996 and is composed of the following members: Dr. Suchy, Chairman, Mr. Hertel, Mr. Canfield and Mr. Watts. Mr. Alan Graas, president of the Bank's subsidiary, Regency Investments Advisors, is a non-voting member.


     The Loan Committee of the Bank provides oversight and approves the Bank's lending policies. In addition, the Loan Committee has the power to examine and approve loans and discounts and to exercise authority regarding loans and discounts by the Bank. The Loan Committee of the Bank met twenty-four times in 1996 and is composed of the following members: Mr. Castanos, Chairman, Mrs. Palmquist, Mr. Watts, Mr. McDonald and Mr. Hertel. Mr. Longatti is a non-voting member.


     During the last full fiscal year all directors attended at least seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors and the number of meetings of the committees on which they served.



     COMPENSATION OF DIRECTORS


     Directors were paid $1,000 monthly as compensation during 1996 for Board meetings attended, except that the Chairman of the Board was paid $2,000 per meeting attended and the Vice-Chairman of the Board received $1,500 for Board meetings attended. Non-employee directors received $300 for Committee meetings attended. The Chairman of each Committee received $450 for Committee meetings attended.

     In 1989, the Bank adopted a Directors' Deferred Fees Plan (the "DDF Plan") whereby an eligible director, including an employee director, may voluntarily elect to defer some or all of his or her compensation (salary or fees) in exchange for the Bank's agreement to pay a deferred benefit in the future. The deferred amount is not taxable to the director and is not a tax deductible expense for the Bank until such amounts are actually paid to the director.

     Under the DDF Plan, each participating director has entered into a written agreement with the Bank (a "DDF Agreement"), pursuant to which the director agrees to defer the following amounts for the periods indicated, in exchange for the Bank's agreement to provide the retirement benefits described below:


                                                             ESTIMATED
                                      ANNUAL DEFERRED    ANNUAL RETIREMENT
     NAME                                FEE INCOME         BENEFIT (1)
     ----                                ----------      -----------------

     Joseph Castanos (2)                   $38,350             $52,384
     Steven Hertel (3)                     $ 9,600             $20,772
     Roy Jura (4)                          $ 6,500             $12,251
     Roy Jura (2)                          $ 6,800             $ 9,915
     Gary McDonald (3)                     $15,000             $32,797
     Gary McDonald (3)                     $ 6,000             $13,119
     David Price (3)                       $ 6,500             $14,212
     Daniel Suchy (3)                      $ 6,500             $14,212
     Daniel Suchy (3)                      $15,300             $14,212
     Waymon Watts (5)                         -                $ 6,275

     (1) Assumes that interest will accrue at the rate of eight percent (8%) per annum. The Corporation's Board of Directors, in its sole discretion, may change such interest rate from time to time.

     (2) Such fees shall be deferred for five years from the date of the DDF Agreement. At the end of the fifth year, the Bank will pay to the director the estimated annual retirement benefit for five years, in 12 equal monthly installments per year.

     (3) Such fees shall be deferred for ten years from the date of the DDF Agreement. At the end of the tenth year, the Bank will pay to the director the estimated annual retirement benefit for ten years, in 12 equal monthly installments per year.

     (4) Such fees shall be deferred for nine years from the date of the DDF Agreement. At the end of the ninth year, the Bank will pay to the director the estimated annual retirement benefit for ten years, in 12 equal monthly installments per year.


     (5) Mr. Watts participated in the DDF Plan for approximately 22 months in 1989, 1990 and 1991 and then elected to discontinue deferrals thereunder. Based upon the amount deferred to date, the Bank will pay to Mr. Watts the estimated annual retirement benefit for ten years beginning in approximately 2002, in 12 equal monthly installments per year.



     If the director dies prior to or during his retirement, the directors beneficiary will receive an amount equal to what the director would have received if he or she had lived for the full term of the DDF Agreement. Such amount will be paid in equal installments as indicated above or in one lump sum, as determined by such beneficiary. If the director's service with the Bank is terminated prior to his retirement for any reason other than death, he or she will receive the balance in the deferred compensation account plus accrued interest as described above within six months of such termination.

     The Bank has purchased single premium universal life insurance policies on the life of each participant in the DDF Plan. The premium is paid at the inception of the policy. There is also an annual mortality cost paid by the Bank. For 1996 this cost totaled $28,300. In addition, the Bank recorded an expense of $702 for the cash surrender charges that would be assessed if the policies were canceled. The expense will be reversed when the policies have been held approximately eight to ten years. The Bank is the owner and beneficiary of such life insurance policies, which generally cover the Bank's contingent liability associated with the possible premature death of the covered individual and the cost of interest on the deferred amounts. If a participant in the DDF Plan ceases to be a director of the Bank prior to retirement, the insurance policy on such participant can be transferred to one or more of the Bank's other employees or directors.


                             EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE

          The following table shows for the three fiscal years ended
December 31, 1996, the compensation paid to the Chief Executive Officer and to the two other executive officers whose aggregate salary and bonus compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                                                    LONG TERM
                                                                   COMPENSATION
                                                                   ------------
                                    ANNUAL COMPENSATION               AWARDS
                                    -------------------               ------
         (a)              (b)     (c)       (d)        (e)             (g)              (i)
                                                                    SECURITIES
                                                    OTHER ANNUAL    UNDERLYING       ALL OTHER
      NAME AND                   SALARY    BONUS    COMPENSATION   OPTIONS/SARS     COMPENSATION
 PRINCIPAL POSITION       YEAR   ($)(1)    ($)(2)       ($)           (#)(3)            ($)
--------------------------------------------------------------------------------------------------
Steven F. Hertel          1996   155,500   84,362     11,800(4)        30,000      41,361(7)(8)(9)
Chairman of the           1995   157,658   73,464     10,200(4)           -        24,811(7)(8)(9)
Board, President and      1994   143,715   71,030     10,200(4)           -        24,099(7)(8)(9)
Chief Executive
Officer

Steven R. Canfield        1996    87,290   36,833      6,365(5)        15,000          8,604(7)(8)
Executive Vice            1995    82,850   30,027      3,000(5)           -            6,435(7)(8)
President and Chief       1994    78,724   30,775      3,000(5)           -            7,504(7)(8)
Financial Officer

Robert J. Longatti        1996    88,580   37,377      4,200(6)        15,000          8,264(7)(8)
Executive Vice            1995    86,364   31,300      4,200(6)           -            6,479(7)(8)
President and Chief       1994    83,386   31,418      4,200(6)           -            6,288(7)(8)
Credit Officer

(1) Includes cash and noncash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

(2) Represents bonus amounts earned in 1996, 1995 and 1994, but paid in 1997, 1996 and 1995, respectively.

(3) The Bank adopted the Regency Bank 1990 Stock Option Plan on March 22, 1990. The Plan was subsequently amended and on March 1, 1995, the Plan was converted to the Regency Bancorp 1990 Stock Option Plan, as amended. The Plan was further amended on May 21, 1995. Under the Plan, options are granted to directors, and key, full-time salaried officers and employees of the Corporation and its direct and indirect subsidiaries. Options granted under the Plan are either incentive options or non-statutory options. Vesting may not extend beyond ten years from the date of grant. Options granted prior to March 1, 1995 become fully exercisable upon the sale, merger or consolidation of the Corporation in which the Corporation is not a survivor notwithstanding the vesting provisions under the Plan. Options granted under the Plan are adjusted to protect against dilution in the event certain changes in the Corporation's capitalization, including stock splits and stock dividends. Options have an exercise price equal to the fair market value of the Corporation's Common Stock on the date of grant. During 1996, 30,000 option shares were granted to Mr. Hertel and 15,000 option shares were granted to Mr. Canfield and Mr. Longatti, respectively. The executive officer options included a vesting schedule over two years, an option term of ten years and an option price of $8.94 per share.

(4) Represents an automobile allowance of $8,800 and country club dues of $3,000 for 1996 and an automobile allowance of $7,200 and country club dues of $3,000 for 1995 and 1994.

(5) Represents an automobile allowance of $3,000 for 1996, 1995 and 1994 and country club dues of $3,365 for 1996.

(6)  Represents an automobile allowance of $4,200 for 1996, 1995 and 1994.


(7) The Corporation has a 401(k) tax-deferred savings plan ('401(k) Plan") in which, generally, all employees are eligible to participate. Participating employees may defer a portion of their compensation in the 401(k) Plan. The Corporation, at its option, may make matching contributions on participant deferrals at a rate determined annually by the Corporation (25% in 1996, 25% in 1995 and 50% in 1994). The matching contribution vests over a period of seven years. For the calendar years 1996, 1995 and 1994, the accrued contributions to the 401(k) Plan were $27,925, $34,206 and $56,062, respectively. Matching contributions under the 401(k) Plan for the three fiscal years ended
December 31, 1996, 1995, and 1994 with respect to the individuals named in the table above and with respect to all executive officers as a group were: Steven
F. Hertel, $2,352, $2,012 and $4,721; Steven R. Canfield, $1,921, $1,313 and
$3,352; Robert J. Longatti, $1,483, $1,139 and $2,049; and all executive officers as a group $5,756, $4,464 and $10,122.



(8) The Corporation has an ESOP in which, generally, all full-time salaried employees over the age of 21 are eligible to participate. Each year, the Corporation may contribute Common Stock and/or cash to the ESOP which is allocated to each participant in proportion to his or her total annual regular compensation for the year. The ESOP may borrow funds which, in addition to the Corporation's cash contributions, may be used to purchase the Corporation's Common Stock from the Corporation or on the open market. Vesting under the ESOP occurs on a graduated seven year vesting schedule at the expiration of which the employee is 100% vested. The total accrued contributions to the ESOP for the calendar years 1996, 1995 and 1994 were $173,546, $155,702 and $105,000, respectively. Contributions under the ESOP for the three fiscal years ended December 31, 1996, with respect to the individuals named in the table above and with respect to all executive officers as a group were: Steven F. Hertel, $11,484, $9,274 and $7,453; Steven R. Canfield, $6,683, $5,122 and $4,152; Robert J. Longatti, $6,781, $5,340 and
$4,239; and all executive officers as a group were $24,948, $19,736 and $15,844.


(9)  Includes director fees of $27,000, $13,000 and $11,400 in 1996, 1995 and
1994, respectively, and a life insurance premium of $525 per year. Included in the director's fees paid in 1996 was $9,600 contributed to Mr. Hertel's DDF Plan.


(10) No executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of each such officer's total annual salary and bonus during 1994,1995, and 1996.


     OPTION/SAR GRANTS TABLE

     The following table provides information regarding stock options granted to the named executive officers during 1996.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                             Individual Grants 1/
                             --------------------
       (a)              (b)           (c)             (d)             (e)
                    Number of    % of Total
                    Securities   Options/SARs
                    Underlying    Granted to
                   Options/SARs  Employees in  Exercise or Base
      Name         Granted (#)   Fiscal Year     Price ($/Sh)    Expiration date
      ----         -----------   -----------   ----------------  ---------------

Steven F. Hertel      30,000        30.93%          $8.94            12/16/06
Steven R. Canfield    15,000        15.46%          $8.94            12/16/06
Robert J. Longatti    15,000        15.46%          $8.94            12/16/06

     1/ Each option grant to the individuals named in the table has a term of ten (10) years from the date of grant and vests over a two (2) year period from the date of grant.

     OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

     The following table provides information regarding stock option exercises in 1996 by the executive officers named in the Summary Compensation Table and the value of such officers' unexercised options.

     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION/SAR VALUES


       (a)                (b)         (c)                 (d)                            (e)
                                                 NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                        SHARES       VALUE      UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS/SARs
                     ACQUIRED ON    REALIZED   OPTIONS/SARs AT FY-END (#)           AT FY-END ($)
       NAME          EXERCISE (#)    ($)(1)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE (2)
       ----          ------------   --------   --------------------------   -----------------------------
Steven F. Hertel           0          $  0        10,000        20,000        $  3,100       $  6,200
Steven R. Canfield         0             0         5,000        10,000        $  1,550       $  3,100
Robert J. Longatti         0             0         5,000        10,000        $  1,550       $  3,100


(1) Value realized is calculated by multiplying the number of shares exercised by the bid price on the date of exercise minus the exercise price.


(2) Value realized is calculated by the bid quotation of underlying securities at December 31, 1996 of $9.25, multiplied by the number of exercisable or unexercisable shares minus the exercise price.


     EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     The Corporation entered into an employment agreement on August 22, 1996, with Steven F. Hertel, Chairman, President and Chief Executive Officer of the Corporation. The employment agreement is terminable at will by either Mr. Hertel or the Corporation. If the agreement is terminated by the Corporation, other than for cause, Mr. Hertel will be entitled to severance compensation equal to twelve months of his then current base salary and bonus or profit-sharing compensation, if any, for the year in which the termination occurs. Mr. Hertel's starting annual base salary, as of August 22, 1996, is $155,500 per year. Annual increases in Mr. Hertel's salary are at the discretion of the Board of Directors. Mr. Hertel receives an automobile allowance, life insurance, reimbursement of business expenses, standard health, dental and disability insurance, and golf and country club expense reimbursement. Additionally, Mr. Hertel will participate in the bonus program, ESOP, 401(k) Plan and all such benefits as the Corporation or the Bank may in the future establish for its employees and/or executive officers. In the event of a change in control of the Corporation or Bank and following which time period Mr. Hertel does not negotiate a new agreement acceptable to him, the employment agreement shall terminate and he shall receive a payment equal to two times the average of his last five years compensation.

     The Corporation entered into employment agreements on August 22, 1996, with Steven R. Canfield, Executive Vice President and Chief Financial Officer of the Corporation and Robert J. Longatti, Executive Vice President and Chief Credit Officer of the Corporation. The employment agreements are terminable at will by either the Corporation or Mr. Canfield or Mr. Longatti, respectively. If their respective agreement is terminated by the Corporation, other than for cause, Mr. Canfield or Mr. Longatti, respectively, will be entitled to severance compensation equal to six months of their then current base salary and bonus or profit-sharing compensation, if any, for the year in which the termination occurs. Mr. Canfield and Mr. Longatti's starting annual base salaries, as of August 22, 1996, were $85,500 and $89,000, respectively. Annual increases in Mr. Canfield and Mr. Longatti's salary are at the discretion of the Board of Directors or Chief Executive Officer. Mr. Canfield and Mr. Longatti receive an automobile allowance, reimbursement of business expenses, standard health, dental and disability insurance. Mr. Canfield receives reimbursement for golf and country club expense. Additionally, Mr. Canfield and Mr. Longatti will participate in the bonus program, ESOP, 401(k) Plan and all such benefits as the Corporation or the Bank may in the future establish for its employees and/or executive officers. In the event of a change in control of the Corporation or Bank and following which time period Mr. Canfield or Mr. Longatti does not negotiate a new agreement acceptable to them, the employment agreement shall terminate and they shall receive a payment equal to one times the average of his last five years compensation respectively.


     Recognizing the importance of building and retaining a competent management team, in November 1992, the Board of Directors purchased insurance policies on the lives of Steven F. Hertel, Steven R. Canfield and Robert J. Longatti, in the amounts of $470,000, $192,000 and $425,000, respectively, for the purpose of providing death, disability and retirement benefits. The policies were purchased through Bank Compensation Strategies Group and are endorsed by the California Bankers Association, American Bankers Association and numerous other State Banking associations. The Bank is the owner and beneficiary, under such policies. Consistent therewith, the Bank agreed in 1993 to provide conditional deferred compensation benefits to Steven F. Hertel, Steven R. Canfield and Robert J. Longatti. The agreements with such executives are designed to provide an incentive for each executive to remain with the Bank by defining and increasing, over the executive's term of employment, the amount of the annual benefit each executive is to receive. Payments are to be made only after certain specified events have occurred, including formal retirement on or after a specified age. While certain events may cause the amounts payable to be reduced, the agreements provide for a maximum annual benefit payment of One Hundred Thousand Dollars ($100,000) in the case of Steven F. Hertel, and Sixty Thousand Dollars ($60,000) for each of Steven R. Canfield and Robert J. Longatti. In each case, the annual benefit amount is to be paid in equal monthly installments over fifteen (15) years (or such shorter period, as determined by the Bank's Board of Directors in its sole and absolute discretion). In the event of the executive's death prior to the receipt of all amounts due, the Bank will pay to the executive's spouse or designated beneficiary the remaining amounts over the remaining payout period. Other events which may alter when payment of the annual benefit is to begin include: (i) "disability," as defined in the agreement, in which case the executive will begin to receive the annual benefit at the earlier of the defined retirement age or when he is no longer entitled to receive disability benefits under his principal disability insurance policy, and (ii) either termination of employment without cause or constructive termination following a "change in control," in which case the executive is entitled to all or a portion of the annual benefit depending upon length of service prior to termination. If, however, the executive's employment is terminated for cause, or if the executive voluntarily terminates his employment prior to an event entitling him to benefits under the agreement, all rights and benefits under the agreement are forfeited.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     TRANSACTIONS WITH MANAGEMENT AND OTHERS


     Except as described below, there have been no transactions, or series of similar transactions, during 1996, or any currently proposed transaction, or series of similar transactions, to which the Corporation or the Bank was or is to be a party, in which the amount involved exceeded or will exceed $60,000 and in which any director (or nominee for director) of the Corporation or the Bank, executive officer of the Corporation or the Bank, any shareholder owning of record or beneficially 5% or more of the Corporation's Common Stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.


Gary L. McDonald, a director of the Company, owns Gary L. McDonald Real Estate and Development Inc., ("GLMRED"). During 1996, GLMRED was retained by RSC to manage the real estate projects in which RSC has an investment. In 1996, the Company paid approximately $488,000 for these services. Mr. McDonald, currently a director of the Corporation, is not standing for re-election to the Board of Directors. Mr. McDonald will cease to be a director of the Corporation with the election and qualification of the nominees listed in Proposal No. 1.

     CERTAIN BUSINESS RELATIONSHIPS

     There were no business relationships of the type requiring disclosure under
Item 404(b) of Regulation S-K.

     INDEBTEDNESS OF MANAGEMENT

     The Corporation, through the Bank, has had, and expects in the future to have banking transactions in the ordinary course of its business with many of the Corporation's directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in such transactions comprising loans did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers of the Corporation and the Bank are subject to limitations as to amount and purpose prescribed in part by the Federal Reserve Act, as amended, and the regulations of the Federal Deposit Insurance Corporation.

                                 PROPOSAL NO. 2

                          RATIFICATION AND APPOINTMENT
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche LLP served as independent public accountants for the 1996 fiscal year. Deloitte & Touche LLP has no interest, financial or otherwise, in the Corporation or the Bank. The services rendered by Deloitte & Touche LLP during the 1996 fiscal year were audit services, consultation in connection with various accounting matters and preparation of income tax returns. The Board of Directors approved each professional service rendered by Deloitte & Touche LLP during the fiscal year, and the possible effect of each such service on the independence of that firm was considered by the Board of Directors before such service was rendered.

     Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and to answer appropriate questions.

     The Board of Directors of the Corporation has selected Deloitte & Touche LLP to serve as the independent public accountants for the 1997 fiscal year and recommend that the shareholders vote "FOR" Proposal No. 2 to ratify the selection of Deloitte & Touche LLP as the Corporation's independent public accountants for the 1997 fiscal year.

                                  ANNUAL REPORT

     The Annual Report of the Corporation containing audited financial statements for the fiscal year ended December 31, 1996 is included with this Proxy Statement mailed to shareholders.


                                    FORM 10-K


A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO ROY JURA, SECRETARY, REGENCY BANCORP, 7060 N. FRESNO STREET, FRESNO, CALIFORNIA 93720.


                              SHAREHOLDER PROPOSALS

     Next year's Annual Meeting of Shareholders will be held on May 12, 1998. The deadline for Shareholders to submit proposals for inclusion in the Proxy Statement and form of Proxy for the 1998 Annual Meeting of Shareholders is December 20, 1997. All proposals should be submitted by Certified Mail - Return Receipt Requested, to Roy Jura, Secretary, Regency Bancorp, 7060 N. Fresno Street, Fresno, California 93720.


                                  OTHER MATTERS

     The Board of Directors knows of no other matters which will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Meeting in accordance with the terms of such proxies.




                                        REGENCY BANCORP


                                        /s/ Roy Jura

                                        By: Roy Jura
                                        SECRETARY

Fresno, California
April 18, 1997

          SELECTED FINANCIAL DATA

     The following table presents certain consolidated financial information concerning the business of the Company and the Bank. This information should be read in conjunction with the Consolidated Financial Statements and the notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations contained elsewhere herein.

---------------------------------------------------------------------------------------------------------
(In thousands, except
percentages, share and per share data)          1996          1995        1994          1993      1992
---------------------------------------------------------------------------------------------------------

OPERATING RESULTS:
Interest income                              $   13,227   $   12,841  $   10,708   $    8,952  $    9,392

Interest expense                                  4,694        5,092       2,989        2,509       3,102

                                             ----------   ----------  ----------   ----------   ----------
Net interest income                               8,533        7,749       7,719        6,443       6,290
Provision for Loan Loss                               -          470         487           37         327
                                             ----------   ----------  ----------   ----------   ----------
Net interest income after provision
  for loan losses                                 8,533        7,279       7,232        6,406       5,963

Non-interest income                          $    3,109   $    1,883  $    4,026   $    3,604  $    3,089
Non-interest expense                              9,902       12,105       8,327        6,660       6,042
                                             ----------   ----------  ----------   ----------   ----------
Income/(Loss) before income taxes                 1,740      (2,943)       2,931        3,350       3,010
Income taxes (Benefit)                              732      (1,176)       1,195        1,388       1,196
                                             ----------   ----------  ----------   ----------   ----------
Net Income/(Loss)                                 1,008      (1,767)       1,736        1,962       1,814

FINANCIAL CONDITION AND CAPITAL
  YEAR END BALANCES:
Total assets                                 $  181,058   $  163,682  $  155,802   $  144,012  $  118,776
Net loans                                        99,770       94,529      89,589       85,453      70,540
Investments in real estate                       16,926       17,954      16,209       13,797      10,675
Deposits                                        159,802      143,745     137,889      123,529     106,225
Shareholders' equity                             13,470       12,942      14,327       12,945      10,885

FINANCIAL CONDITION AND CAPITAL
  AVERAGE BALANCES:
Total assets                                 $  166,532   $  160,215  $  144,734   $  124,259  $  115,745
Net loans                                        98,333       91,046      83,230       70,984      70,809
Investments in real estate                       17,892       17,801      15,667       12,034      10,279
Deposits                                        143,723      142,943     128,288      110,272     102,187
Shareholders' equity                             13,358       14,948      13,737       11,950       9,071

FINANCIAL RATIOS:
Return on average assets                          0.61%      (1.10%)       1.20%        1.58%       1.57%
Return on average equity                          7.55%     (11.82%)      12.64%       16.42%      20.00%
Average equity to average assets                  8.02%        9.33%       9.49%        9.62%       7.84%
Dividend payout ratio                            43.33%     (19.93%)       9.50%            -           -
Allowance for loan losses to total loans          1.58%        1.85%       1.69%        1.54%       1.79%

PER SHARE:
Net Income/(Loss)                                $  .54   $    (.98)  $      .94   $     1.08  $      .99
Dividends declared                                  .24          .20         .10            -           -
Weighted average shares outstanding           1,871,671    1,805,270   1,841,421    1,821,916   1,832,702
---------------------------------------------------------------------------------------------------------

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Certain matters discussed or incorporated by reference in this Annual Report on Form 10-K are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, matters described in Item 7 - "Management's Discussion and Analysis of Financial Condition and Results of Operations. Therefore, the information set forth therein should be carefully considered when evaluating the business prospects of the Company and the Bank.

     BUSINESS ORGANIZATION

     Regency Bancorp (the "Company") is a California corporation organized to act as the holding company for Regency Bank (the "Bank") and its subsidiaries, with headquarters and branches in Fresno and Madera, California. In 1995, upon formation of the holding company, the Company acquired all of the outstanding common stock of the Bank. Other than its investment in the Bank, the Company currently conducts no other significant business activities, although it is authorized to engage in a variety of activities which are deemed closely related to the business of banking upon prior approval of the Board of Governors, the Company's principal regulator.

     The Bank engages in basic commercial and consumer banking, offering a diverse range of traditional banking products and services to the business, professional and consumer markets, with emphasis on business and professional accounts.

     The Bank emphasizes the delivery of these products within its primary service area consisting of Fresno County and Madera County.

     The following analysis is designed to enhance the reader's understanding of the Company's financial condition and the results of its operations as reported in the Consolidated Financial Statements included in this Annual Report. Reference should be made to those statements and the Selected Financial Data presented elsewhere in this report for additional detailed information.

     OVERVIEW

     For the fiscal year ended December 31, 1996 the Company recorded net income of $1,008,000 representing an increase of $2,775,000 from 1995's net loss of $1,767,000. For the fiscal year ended December 31, 1995 the Company had a net loss of $1,767,000 representing a decline of $3,503,000 or 201.7 % from 1994 net income of $1,736,000. On a per common and common equivalent share basis, net income for 1996 was $.54 compared to a net loss of $(.98)
and to net income of $.94 per share for the preceding two years.   The
increase in net income in 1996 was primarily the result of lower losses related to RSC's real estate development activities as well as an increase of income from the sale of SBA loans. The net loss recorded in 1995 was primarily a result of losses experienced by RSC, the Bank's real estate development subsidiary. For the year ended December 31, 1995, RSC recorded a pre-tax net loss of $3,441,000 primarily as a result of expenses of $2,908,000 incurred for the establishment of a reserve for potential future project losses. These factors are discussed in more detail later in this analysis.

     Common shareholder's equity increased by $528,000 during 1996 to $13,470,000, primarily as a result of the retention of retained earnings net of four cash dividends totaling $437,000. In 1995, shareholders equity declined by $1,385,000 to $12,942,000 primarily as a result of losses experienced by RSC. In 1994, common shareholders' equity increased by $1,382,000 primarily through retention of earnings. During 1996, the Company declared and paid four quarterly cash dividends of $.06 per common share. In 1995 and 1994, the Company paid four and two cash dividends of $.05 respectively. It is the objective of management to maintain adequate capital for future growth through retention of earnings and by board resolution to maintain a minimum tier one leverage capital ratio of 7.00% or greater. Therefore, there can be no assurance that the Company will pay dividends in the future. See Item 5 -"Market For Registrant's Common Equity and Related Stockholder Matters", for discussion of dividend restriction applicable to the Company and Bank. The Company's ratio of common shareholders' equity to total assets was 7.44% at December 31, 1996 compared to 7.91% at December 31,
1995 and 9.20% at December 31, 1994.   In addition to the cash dividends
paid, the Company distributed a five percent stock dividend during 1995. Per share earnings have been adjusted to reflect any stock dividends and any dilutive effect of common stock equivalents (stock options outstanding but not exercised) calculated on the treasury stock method.

     INVESTMENT SECURITIES

     The provisions of Statement of Financial Accounting Standards (SFAS) 115 require, among other things, that certain investments in debt and equity securities be classified under three categories: securities held-to-maturity; trading securities; and securities available-for-sale. Securities classified as held-to-maturity are to be reported at amortized cost; securities classified as trading securities are to be reported at fair value with unrealized gains and losses included in operations; and securities classified as available-for-sale are to be reported at fair value with unrealized gains and losses excluded from earnings and reported as a separate component of shareholders' equity, net of tax. The Company has not classified securities as trading securities.

     Although the Company currently has the ability to hold its entire investment portfolio until maturity, management makes a determination at the time of purchase as to which classification is most appropriate based on various factors. Securities classified as held-to-maturity are stated at amortized cost, adjusted for amortization of premiums and accretion of discounts. Such amortization and accretion is included in investment income.
 Interest on securities classified as held-to-maturity is included in investment income.

     Securities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of shareholders' equity. The amortized cost of debt securities in this category is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization and accretion is included in investment income. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in investment income. The cost of securities sold is based on the specific identification method. Interest on securities classified as available-for-sale is included in investment income.

     During the period between December 31, 1995 and December 31, 1996, the Company recorded a net decrease in the value of its available-for-sale portfolio of $43,467 net of applicable taxes. This change is reflected as a change in shareholders' equity in the Consolidated Statement of Shareholders' Equity. This change in value is primarily the result of an overall decline in interest rates resulting in higher market values of the Company's security portfolio.

The following is a comparison of the amortized cost and approximate fair value of securities available-for-sale:

--------------------------------------------------------------------------------------------------------------
AVAILABLE-FOR-SALE SECURITIES           DECEMBER 1996             DECEMBER 1995             DECEMBER 1994
--------------------------------------------------------------------------------------------------------------
(In thousands)                      Amortized         Fair    Amortized         Fair    Amortized         Fair
                                         Cost        Value         Cost        Value         Cost        Value
--------------------------------------------------------------------------------------------------------------
U.S. Treasuries                      $  2,020     $  2,029     $  2,003     $  2,004     $  1,998     $  1,964
U.S. Government Agencies               21,409       21,380       20,474       20,459       15,942       15,082
State and Political Subdivisions        1,518        1,559        1,540        1,601            -            -
Mortgage-backed Securities              7,972        7,952        7,655        7,686        3,054        2,846
Equity Securities                         350          350
--------------------------------------------------------------------------------------------------------------
                                     $ 33,269     $ 33,270     $ 31,672     $ 31,750     $ 20,994     $ 19,892
--------------------------------------------------------------------------------------------------------------

The following table sets forth the securities available-for-sale as of December 31, 1996 and weighted average yields of such securities.

--------------------------------------------------------------------------------------------------------------------------
                                                            AFTER ONE        AFTER FIVE
                                             WITHIN        BUT WITHIN        BUT WITHIN             AFTER
SECURITIES AVAILABLE-FOR-SALE (1)          ONE YEAR        FIVE YEARS         TEN YEARS         TEN YEARS            TOTAL
--------------------------------------------------------------------------------------------------------------------------
                                    Amount    Yield   Amount    Yield   Amount    Yield   Amount    Yield   Amount   Yield
--------------------------------------------------------------------------------------------------------------------------
U.S. Treasuries                          -       0%    2,020    6.05%        -       0%        -       0%    2,020   6.05%
U.S. Government agencies             2,993    5.44%   13,416    6.23%    5,000    7.17%        -       0%   21,409   6.34&
Mortgage-backed securities              57    6.97%      879    8.19%      533    8.56%    6,503    6.38%    7,972   6.70%
State and political subdivisions       330    5.91%      883    6.01%      305    5.37%        -       0%    1,518   5.86%
Equity Securities                      350    5.57%        -       0%        -       0%        -       0%      350   5.70%
--------------------------------------------------------------------------------------------------------------------------
TOTAL                                3,730    5.52%   17,198    6.30%    5,838    7.20%    6,503    6.38%   33,269   6.39%
--------------------------------------------------------------------------------------------------------------------------

(1) Yields calculated on nontaxable securities have not considered tax equivalent effects.

The following is a comparison of the amortized cost and approximate fair value of securities held-to-maturity:

--------------------------------------------------------------------------------------------------------------
HELD-TO-MATURITY SECURITIES             DECEMBER 1996             DECEMBER 1995             DECEMBER 1994
--------------------------------------------------------------------------------------------------------------
(In thousands)                      Amortized         Fair    Amortized         Fair    Amortized         Fair
                                         Cost        Value         Cost        Value         Cost        Value
--------------------------------------------------------------------------------------------------------------
U.S. Treasuries                             -            -            -            -            -            -
U.S. Government Agencies                    -            -            -            -        5,988        5,612
State and Political Subdivisions            -            -            -            -        1,065        1,077
Mortgage-backed Securities                  -            -            -            -            -            -
Equity Securities
--------------------------------------------------------------------------------------------------------------
                                            -            -            -            -     $  7,053     $  6,689
--------------------------------------------------------------------------------------------------------------

     NET INTEREST INCOME

     The Company's operating results depend primarily on net interest income (the difference between the interest earned on loans and investments less interest expense on deposit accounts and borrowings). A primary factor affecting the level of net interest income is the Company's interest rate margin, the difference between the yield earned on interest-earning assets and the rate paid on interest-bearing liabilities, as well as the difference between the relative amounts of average interest-earning assets and interest-bearing liabilities.

The following table presents, for the periods indicated, the Company's total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities and the resultant cost, expressed both in dollars and rates. The table also sets forth the net interest income and the net earning balance for the periods indicated.

CONSOLIDATED AVERAGE BALANCE SHEETS, NET INTEREST INCOME AND INTEREST RATES


------------------------------------------------------------------------------------------------------------------------------------
                                                  1996                              1995                            1994
------------------------------------------------------------------------------------------------------------------------------------
(In thousands, except percentages)    AVERAGE    YIELD/    INTEREST     AVERAGE    YIELD/   INTEREST     AVERAGE   YIELD/   INTEREST
                                      BALANCE      RATE                 BALANCE      RATE                BALANCE     RATE
------------------------------------------------------------------------------------------------------------------------------------
ASSETS:
Interest-earning assets:
Loans (1)                           $ 100,052    11.25%   $  11,255   $  92,501    11.69%  $  10,816   $  84,559   10.95%  $   9,255
Investment securities (2)              29,013     6.22%       1,805      30,665     6.27%      1,923      25,313    5.55%      1,406
Federal funds sold & other              3,254     5.13%         167       1,907     5.40%        103       1,099    4.28%         47
------------------------------------------------------------------------------------------------------------------------------------
Total interest-earning assets         132,319    10.00%      13,227     125,073    10.27%     12,842     110,971    9.65%     10,708
------------------------------------------------------------------------------------------------------------------------------------
Noninterest-earning assets:
Allowances for credit losses          (1,719)                           (1,455)                          (1,329)
Cash and due from banks                 8,482                             7,920                            7,090
Real estate investments                17,892                            17,801                           15,667
Premises and equipment, net             2,296                             4,769                            6,138
Cash surrender value of
  life insurance                        2,829                             2,699                            2,655
Accrued interest receivable
  and other assets                      4,435                             3,408                            3,542
------------------------------------------------------------------------------------------------------------------------------------
Total average assets                $ 166,534                         $ 160,215                        $ 144,734
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND
SHAREHOLDERS' EQUITY:
Interest-bearing liabilities:
Transaction accounts                $  46,237     2.67%   $   1,235   $  51,759     3.33%  $   1,721   $  58,285    2.76%  $   1,607
Savings accounts                       25,327     4.18%       1,058      22,518     4.76%      1,071       7,515    3.79%        285
Time deposits                          41,791     5.36%       2,241      40,379     5.51%      2,225      33,165    3.72%      1,234
Federal funds purchased
  and other (3)                         6,795     2.36%         160       1,635     4.59%         75       4,016  (3.41%)      (137)
------------------------------------------------------------------------------------------------------------------------------------
Total interest-bearing
  liabilities                         120,150     3.91%       4,694     116,291     4.38%      5,092     102,981    2.90%      2,989
------------------------------------------------------------------------------------------------------------------------------------
Noninterest-bearing liabilities:

Transaction accounts                   30,369                            26,652                           25,307
Other liabilities                       2,657                             2,324                            2,709
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities                     153,176                           145,267                          130,997
------------------------------------------------------------------------------------------------------------------------------------
Shareholders' equity:
Common stock                            8,868                             8,500                            7,014
Retained earnings                       4,529                             6,678                            6,907
Unrealized gain/(loss) on
  investment securities                  (39)                             (230)                            (184)
------------------------------------------------------------------------------------------------------------------------------------
Total shareholders' equity             13,358                            14,948                           13,737
------------------------------------------------------------------------------------------------------------------------------------
Total average liabilities and
  shareholders' equity              $ 166,534                         $ 160,215                        $ 144,734
------------------------------------------------------------------------------------------------------------------------------------
Net interest income                                       $   8,533                        $   7,750                       $   7,719
------------------------------------------------------------------------------------------------------------------------------------
Interest income as a
  percentage of average
  interest-earning assets                        10.00%                            10.27%                           9.65%
Interest expense as a
  percentage of average
  interest-earning assets                       (3.55%)                           (4.07%)                         (2.69%)
------------------------------------------------------------------------------------------------------------------------------------
Net interest margin                               6.45%                             6.20%                           6.96%
------------------------------------------------------------------------------------------------------------------------------------

(1) Loan amounts include nonaccrual loans, but the related interest income has been included only for the period prior to the loan being placed on a nonaccrual basis. Loan interest income includes loan fees of approximately $1,232,090, $1,220,000 and $1,456,000 for the years ended December 31,
     1996, 1995 and 1994, respectively.

(2) Applicable nontaxable securities yields have not been calculated on a taxable-equivalent basis because they are not material to the Company's results of operations.

(3) Interest expense has been reduced by capitalized interest on real estate projects of approximately $0, $55,000 and $299,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

     Changes in the net interest income can be attributed to changes in the yield on interest-earning assets, the rate paid on interest-bearing liabilities, as well as changes in the volume of interest-earning assets and interest-bearing liabilities. The following table presents the dollar amount of certain changes in interest income and expense for each major component of interest-earning assets and interest-bearing liabilities and the difference attributable to changes in average rates and volumes for the periods indicated.

     VOLUME/RATE ANALYSIS

(In thousands)                                                1996 - 1995                   1995 - 1994
--------------------------------------------------------------------------------------------------------------
                                                      Volume      Rate     Total    Volume      Rate     Total
--------------------------------------------------------------------------------------------------------------
NET INTEREST EARNINGS VARIANCE ANALYSIS: (1)

Increase (decrease) in interest income:
Loans                                                    820     (381)       439       903       658     1,561
Investment securities (2)                              (103)      (15)     (118)       321       196       517
Federal funds sold and other                              69       (5)        64        41        15        56

--------------------------------------------------------------------------------------------------------------
Total                                                    786     (401)       385     1,265       869     2,134
--------------------------------------------------------------------------------------------------------------

Increase (decrease) in interest expense:
Transaction accounts                                   (171)     (315)     (486)     (136)       250       114
Savings accounts                                       (533)       520      (13)       697        89       786
Time deposits                                             69      (53)        16       309       682       991
Federal funds purchased and other                        100      (15)        85        43       169       212

--------------------------------------------------------------------------------------------------------------
Total                                                  (535)       137     (398)       913     1,190     2,103
--------------------------------------------------------------------------------------------------------------
Increase (decrease) in net interest income             1,321     (538)       783       352     (321)        31
--------------------------------------------------------------------------------------------------------------

(1) A change due to both volume and rate has been allocated to the change in volume and rate in proportion to the relationship of the dollar amount of the change in each.

(2) Changes calculated on nontaxable securities have not considered tax equivalent effects.

     Total interest income before the provision for loan losses increased $386,000 or 3.00% in 1996 to $13,227,000. During 1995, interest income before the provision for loan losses increased by $2,134,000 or 19.93% to $12,842,000 from $10,708,000 in 1994. Interest expense in 1996 declined by $398,000 or 7.81% to $4,694,000. Interest expense in 1995 increased by $2,103,000 to $5,092,000 for the year compared to $2,989,000 for 1994. Net interest margin increased to 6.45% in 1996 from 6.20% in 1995 and 6.96% in 1994. The primary reasons for the increase in net interest margin were lower rates paid on deposit accounts, as well as the growth of the Bank's interest-earning assets.

     Average interest-earning assets increased $7,246,000 to $132,319,000 in 1996 compared to $125,073,000 in 1995 and $110,971,000 in 1994. Growth in
interest earning assets was primarily centered in the Company's loan portfolio. Average interest bearing liabilities grew by $3,859,000 in 1996 to $120,150,000 from $116,291,000 in 1995 and $102,981,000 in 1994. Higher rate savings accounts and growth in other borrowings primarily related to the dissolution of several RSC limited partnerships and the Company's subsequent assumption of the debt underlying the properties. During the past 3 years, the overall interest rate environment has been somewhat volatile. During 1994, rates rose most of the year with overall increases in the prime rate, the rate that most of the Banks loans are tied to, as well as deposit rates in general. In 1995, rates reversed course and trended downward with the prime rate dropping and deposit rates declining as well albeit at a slower rate. In 1996, rates stabilized and trended slightly lower. In general, in a rising rate environment like 1994, the Bank's loan products tend to reprice more quickly while its deposit products tend to lag. As rates level off, loan repricing tends to slow down while deposits continue to reprice to higher rates as CD's mature and various other products seek market equilibrium. Consequently, in a rising rate environment the net interest margin tends to first expand, as reflected by a larger than normal net interest margin of 6.96% during 1994, and then contracts, as reflected by the 6.20% net interest margin in 1995. In 1996, as rates continued to trend lower the Bank continued to fine tune its rates paid on deposit accounts while loan rates and fees decreased only slightly. The result of these actions was an improved net interest margin of 6.45% for the 1996 year. During the fourth quarter of 1996, the Bank's net interest margin declined to 6.17% as a result of competitive pressures driving loan rates and fees lower.

     INTEREST-EARNING ASSET MIX


-----------------------------------------------------------------------------------------------------------
(In thousands except percentages)            1996                    1995                     1994
-----------------------------------------------------------------------------------------------------------
(Percentage of average interest       Average   Percentage    Average   Percentage     Average   Percentage
earning assets)                       Balance     of Total    Balance     of Total     Balance     of Total
-----------------------------------------------------------------------------------------------------------
INTEREST-EARNING ASSET MIX:
Loans                                 100,052       75.61%     92,501       73.96%      84,559       76.20%
Investment securities                  29,013       21.93%     30,665       24.52%      25,313       22.81%
Federal funds sold and other            3,254        2.46%      1,907        1.52%       1,099        0.99%

-----------------------------------------------------------------------------------------------------------
Total Interest-Earning Assets        $132,319       100.0%   $125,073       100.0%    $110,971       100.0%
-----------------------------------------------------------------------------------------------------------


     Average interest-earning assets increased $7,246,000 to $132,319,000 in 1996, compared to $125,073,000 in 1995 and $110,971,000 in 1994. Average
loans increased by $7.5 million to $100.1 million representing 75.61% of average interest-earning assets in 1996, compared to $92.5 million or 73.96% in 1995 and $84.6 million or 76.20% in 1994. The yield on average loans decreased to 11.25% in 1996 from 11.69% in 1995 and 10.95% in 1994. The primary reason for the decrease in the average interest rate on loans in 1996 was a lower prime rate effective for most of the year and intense competition from major bank lenders.

     Other interest-earning assets consist of investment securities, overnight federal funds sold and other short term investments. These investments are maintained to meet the liquidity requirements of the Company as well as pledging requirements on certain deposits, and typically have a lower yield than loans. The yield on investments declined slightly to 6.22% for the period ended December 31, 1996 from 6.27% for the period ended December 31, 1995. The yield on investments was 5.55% for the period ended December 31, 1994. The change in 1996 was primarily attributed to lower interest rates during 1996 as reflected by the yield curve. The change in 1994 from 1993 was primarily the result of higher interest rates during 1995 compared to 1994 as reflected by the yield curve.

     Interest expense decreased in 1996 primarily as a result of lower rates paid for interest bearing deposit accounts. The average rate paid on interest bearing liabilities in 1996 declined 47 basis points to 3.91% from 4.38% in 1995 and 2.90% in 1994. Interest expense increased in 1995 as a result of an increase in volume and an increase in the average rate paid on interest-bearing liabilities from 2.90% in 1994 to 4.38% in 1995.

     NONINTEREST INCOME

     The Company receives a significant portion of its income from noninterest sources related both to activities conducted by the Bank (SBA loan origination's, servicing and depositor service charges), as well as from the Bank's two subsidiaries, RSC (income from real estate partnerships), and RIA (income from investment management services).

     OTHER INCOME

-------------------------------------------------------------------------------
(In thousands)                                   1996         1995         1994
-------------------------------------------------------------------------------
OTHER INCOME:
Income from investments
  in real estate partnerships                       -            -        1,784
Gain on sale of SBA loans                       1,315          590          887
Depositor service charges                         338          271          244
Income from investment management
  services                                        682          471          351
Gain (loss) on sale of securities                   -         (25)            -
Gain on sale of assets                             18            7           47
Servicing fees on loans sold                      322          321          276
Other                                             434          248          437
-------------------------------------------------------------------------------
TOTAL                                        $  3,109     $  1,883     $  4,026
-------------------------------------------------------------------------------

     Other income increased $1,226,000 to $3,109,000 in 1996 from $1,883,000 in
1995. All categories of other income increased in 1996 with the greatest increases occurring in gain on sale of SBA loans, up $725,000, and income from investment management services (RIA), $211,000. In 1995 other income decreased $2,143,000 to $1,883,000 from $4,026,000 for 1994. The decrease in
1995 was primarily the result of a decline in income from RSC's real estate investment activities. During 1995, RSC set aside $2,798,000 as a reserve against future losses in the real estate limited partnerships and reserves for loan losses totaling $110,000.

     SBA LOAN ORIGINATION & SALES

     The Bank originates loans to customers under a Small Business Administration ("SBA") program that generally provides for SBA guarantees of 70% to 90% of each loan. The Bank then sells the guaranteed portion of the loan in the secondary market while retaining the unguaranteed portion of the loan as well as the ongoing servicing. Income from the sale of the guaranteed portion is affected by the timing and volume of sales (when loans are funded and available for sale), as well as the premium paid in the secondary market. The premium paid in the secondary market is further affected by the rate and terms of the loan as well as the yield curve. During 1996, 1995 and 1994 the Company sold SBA guaranteed loans of approximately $12,794,000, $6,850,000 and $12,631,000 respectively.

     During the year ended December 31, 1996, the Company recognized gains on sale of SBA loans of $1,315,000, an increase of $725,000 from $590,000 in the comparable period of 1995. This increase was primarily the result of
additional loans available for sale during 1996.   During the year ended
December 31, 1995, the Company recognized gains on sale of SBA loans of $590,000, a decrease of $297,000 from $887,000 in the comparable period of 1994. The decrease was primarily the result of timing related to the number and volume of loans available for sale in the respective periods.

     The third source of income related to the Bank's SBA loan origination activities is reflected in income from the ongoing servicing of loans sold. For 1996, servicing fee income increased $1,000 to $322,000. For 1995, servicing fee income increased $45,000 to $321,000 from $276,000 for the comparable period in 1994. These increases are the result of a larger servicing portfolio of loans.

     REGENCY SERVICE CORPORATION (RSC)

     The Bank's wholly owned subsidiary, Regency Service Corporation ("RSC"), has engaged in real estate development activities since 1986. Such activities, which typically involve the acquisition, development and sale of residential real properties (but which sometimes involve the sale of properties prior to development), historically have been structured as limited partnerships in which RSC is the limited partner and a local developer is the general partner. Partnerships are accounted for under the equity method. Sales of properties are recognized on the accrual method and are allocated between the partners based on the provisions of the various partnership agreements.

     The Company's investment in real estate consists of the Bank's investment of capital and retained earnings in RSC. As of December 31, 1996, RSC is the limited partner in two projects and the sole owner of seven additional projects that were acquired through the dissolution of various limited partnerships. The Company had $16,489,000 invested in these projects compared to $17,954,000 at December 31, 1995 and $16,208,600 at December 31, 1994. In
addition, $4,164,000 in loans from RSC to various entities have been classified as construction loans on the consolidated balance sheet of which $3,250,000 have been placed on nonaccrual status at December 31, 1996.

     The FDIC has adopted final regulations under the Federal Deposit Insurance Corporation Improvement Act of 1991 regarding real estate investment and development activities of insured state banks and their majority-owned subsidiaries.

     Under the FDIC regulations, banks were required to divest their real estate development investments as quickly as prudently possible, but in no event later than December 19, 1996, and submit a plan to the FDIC regarding divestiture of such investments. Such regulations also permitted banks to apply for the FDIC's consent to continue, on a limited basis, certain real estate development activities.

     In 1994, the Bank and RSC submitted a divestiture plan (the "Divestiture Plan") to the FDIC. The Divestiture Plan provided for RSC to divest itself of all real estate development investments by year-end 1996; however, since RSC was a limited partner in the majority of its real estate development projects and, thus, did not control the operation of such projects, there was no assurance that such divestiture would occur by year-end 1996. In December 1995, the Bank and RSC submitted a request to extend the mandatory time period in which it must divest of its real estate development interests. In December 1996, the FDIC, responding to the Banks request, granted the Bank and RSC a two year extension, until December 31, 1998, to continue its divestiture activities.

     Through this divestiture process, RSC has obtained sole ownership of seven projects and has financed the sale of two projects to former joint venture partners. As of December 31, 1996 RSC has two remaining joint venture projects in which RSC is the limited partner.

     Income from RSC is affected by both the timing of sales as well as the price paid for the partnerships' properties. The timing of sales can be affected by economic conditions such as financing availability and competition in the marketplace, as well as seasonal variations such as the effect that inclement weather may have on development.

     Increased competition from a large supply of homes and lots in the Fresno/Clovis market have slowed sales over the past three years.
Additionally, many home sellers, including some of the partnerships, have offered incentives to buyers in an effort to increase sales further eroding profit margins.

     During the year ended December 31, 1996, the loss from real estate development activity was $351,000 compared to a loss of $3,441,000 in 1995 and compared to income of $1,784,000 in 1994. The $3,090,000 improvement in losses related to real estate development was the primary reason for the Company's improved earnings in 1996. Conversely, the loss of $3,441,000 in 1995 was the primary reason for the Company's loss in 1995.

     In 1995, the Company established a reserve for losses related to the sale of real estate of $2,798,000. During 1996, as actual sales took place and losses were realized, the reserve was reduced by $1,488,000. As of December 31, 1996, the balance of the reserve for potential future losses is $1,310,000.

     On a stand alone basis, RSC's net loss including operating expenses, reduced the Company's overall pre-tax income by $1,499,000 in the year ended December 31, 1996 and by $4,014,000 in the year ended December 31, 1995. Operating expenses related to RSC's activities are discussed further under "Other Expense" below.

     See notes 4 and 10 of the Company's audited financial statements included in item 8 for additional information regarding RSC and real estate development activities

     REGENCY INVESTMENT ADVISORS (RIA)

     The Bank's wholly-owned subsidiary, Regency Investment Advisors ("RIA"), was formed in August 1993 through the acquisition by the Bank of the assets, including the client list, of a fee-only investment management and consulting firm. RIA provides investment management and consulting services, including comprehensive financial and retirement planning and investment advice, to individuals and corporate clients for an annual fee that varies depending upon the size of a client account.

     Income from RIA as of December 31, of 1996 increased to $682,000 from $471,000 in the same period of 1995, an increase of $211,000. Income from RIA as of December 31, of 1995 increased to $471,000 from $351,000 in the same period of 1994, an increase of $120,000. Due to acquisition costs as well as overhead expense incurred after acquisition, RIA had posted a net loss on a stand alone basis since inception, however, in 1996 RIA posted not only record revenue as indicated above, but net income on a stand alone basis of $55,000 pre-tax. RIA's net pre-tax stand alone loss in 1995 and 1994 was $163,000 and $204,000 respectively.

     As of December 31, 1996, RIA had $77.2 million in assets under management an increase of $20.4 million or 35.9% over 1995. As of December 31, 1995, RIA had $56.8 million in assets under management, an increase of $17.0 million compared to $39.8 million as of December 31, 1994. Assets in client accounts managed by RIA are not reflected in the consolidated assets of the Company.

     OTHER EXPENSE

     Noninterest expense reflects the costs of products and services, systems, facilities and personnel for the Company. The major components of other operating expenses stated both as dollars and as a percentage of average assets are as follows:

     OTHER OPERATING EXPENSE TO AVERAGE ASSETS


--------------------------------------------------------------------------------------------------------------
(In thousands, except percentages)                          1996                1995                1994
--------------------------------------------------------------------------------------------------------------
OTHER EXPENSE:

Loss from investments in real estate partnerships        351      .21%     3,441     2.15%         -      .00%
Salaries and related benefits                          4,560     2.74%     4,441     2.77%     3,920     2.71%
Occupancy                                              1,567      .94%     1,366      .85%     1,214      .84%
FDIC insurance and regulatory assessments                 63      .04%       175      .11%       288      .20%
Marketing                                                428      .26%       382      .24%       505      .34%
Professional services                                    749      .45%       521      .33%       459      .32%
Directors' fees and expenses                             383      .23%       298      .18%       294      .20%
Management fees for real estate projects                 488      .29%       243      .15%       674      .47%
Supplies, telephone and postage                          350      .21%       294      .18%       257      .18%
Other                                                    963      .58%       945      .59%       716      .49%

--------------------------------------------------------------------------------------------------------------
TOTAL                                                $ 9,902     5.95%   $12,106     7.55%   $ 8,327     5.75%
--------------------------------------------------------------------------------------------------------------


     Other expenses decreased by $2,204,000 or 18.2% to $9,902,000 in 1996 from $12,106,000 in 1995 primarily as a result in a drop of $3,090,000 in expense related to real estate development activities (RSC). In 1995, non-interest expense increased by $3,779,000 or 45.4% compared to the same period of 1994, primarily due to the inclusion of RSC's loss from investments in real estate partnerships in the Other Operating Expense Category. When compared to average assets for the respective periods, other expenses decreased to 5.95% for 1996 as compared to 7.55% for 1995 and 5.75% in 1994.

     Although expenses related to RSC decreased substantially in 1996, expenses associated with the operation of RSC, reflected within various expense categories above, totaled $1,317,000, $874,000 and $1,176,000 in 1996, 1995 and 1994 respectively.  The increase in 1996 was primarily the result of higher professional fees associated with the dissolution of limited partnerships. 1995's decline in RSC's overall operating expenses resulted from lower project management costs associated with a restructuring of the
project manager agreement.   Reflected on a stand alone basis RSC's overall
operating expense as a percentage of average assets was .79%, .55% and .81% in 1996, 1995 and 1994 respectively.

     Salaries and related benefits increased by $119,000 or 2.68% in 1996 to $4,560,000 primarily as additional staff related to the opening of the Madera branch as well as higher commissions paid to staff on incentive based compensation. During 1995, salaries and related benefits increased by $521,000 to $4,441,000 from $3,920,000 in 1994 primarily as a result of
additional staff hired.   As a percentage of average assets, salaries and
related benefits were 2.74%, 2.77% and 2.71%  in 1996, 1995 and 1994, respectively.

     Occupancy expense increased by $201,000 in 1996 to $1,567,000 from $1,366,000 in 1995 and $1,214,000 in 1994. The increase in 1996 was primarily the result of a full year's rental expense in 1996 related to the sale/leaseback transaction involving the Company's headquarters building in August of 1995 and secondarily as a result of the Bank's opening of its Madera branch mid-year. As a percentage of average assets, occupancy expense was .94%, .85% and .84% in 1996, 1995 and 1994, respectively.

     During 1995, the FDIC reduced the rate at which banks pay for FDIC insurance to a range from $0 to $0.27 per $100 of deposits. Due to this change in rates, the Company's FDIC insurance and regulatory assessments declined by $112,000 to $63,000 in 1996. In 1995, FDIC insurance and regulatory assessments declined by $113,000 to $175,000 from $288,000 in
1994.   As a percentage of average assets, FDIC insurance and regulatory assessments were .04%, .11% and .20%  in 1996, 1995 and 1994, respectively.

     Professional services consist primarily of fees paid for legal, accounting and consulting services to third party professionals. During 1996, professional services increased by $228,000 to $749,000 for the year ended December 31, 1996 from $521,000 in 1995 and $459,000 in 1994. As a percentage of average assets, professional services .45%, .33% and .32% in 1996, 1995 and 1994, respectively. The primary reason for the increase in professional services in 1996 was additional expenses related to legal, audit and consulting services for RSC.

     Management fees paid for real estate projects increased by $245,000 to $488,000 in 1996 from $243,000 in 1995 and $674,000 in 1994. As a percentage of average assets, management fees for real estate projects were .29%, .15% and .47% in 1996, 1995 and 1994, respectively.

     Supplies, telephone and postage increased by $56,000 to $350,000 in 1996 from $294,000 in 1995 and $257,000 in 1994. The primary cause of the increased expense in 1996 and 1995 related to higher postal rates as well as a larger customer base in each year. As a percentage of average assets, supplies, telephone and postage were .21%, .18% and .18% in 1996, 1995 and 1994, respectively.

     Other expenses increased by $18,000 to $963,000 in 1996 from $945,000 in 1995 and $716,000 in 1994. The primary cause of the increase in 1996 was the one time expense of $140,000 related to the expiration of an option to purchase the property immediately contiguous to the Company's headquarters building. As a percentage of average assets, other expenses were .58%, .59% and .49% in 1996, 1995 and 1994, respectively.

     BALANCE SHEET ANALYSIS

     For the year ended December 31, 1996, total assets increased by $17,376,000 or 10.6% to $181,058,000 from $163,682,000 at December 31, 1995. For 1996, net loans increased $5,241,000 or 5.5% while cash and cash equivalents increased $10,909,000 or 122.2% as the company increased its cash liquidity. During 1995, total assets increased $7,880,000 or 5.06% from $155,802,000 at December 31, 1994. During 1995, the Company's loan portfolio increased by $5,028,000 or 5.46%.

     Deposits increased during 1996 by $16,057,000 or 11.2% to $159,802,000 from $143,745,000 at December 31, 1995. Growth in deposits was split between non-interest checking accounts, savings accounts and certificates of deposit. During 1995, deposits increased $5,856,000 or 4.25% from $137,889,000 at
December 31, 1994. Deposit increases in 1995 primarily consisted of increases in savings accounts and certificates of deposits. Notes payable increased by $868,000 or 21.1% to $4,977,000 at December 31, 1996 from
$4,109,000 at December 31, 1995. The primary reason for the increase was the dissolution of several RSC partnerships in which RSC obtained sole ownership
of the underlying property and assumed the debts of the partnership.   At
December 31, 1994, all partnerships were accounted for on the equity method, so the underlying partnership debt was not a direct obligation of RSC.

Loans are comprised of the following:


----------------------------------------------------------------------------------------------------------------------------
(In thousands,
except percentages)          DECEMBER 1996       DECEMBER 1995       DECEMBER 1994       DECEMBER 1993       DECEMBER 1992
----------------------------------------------------------------------------------------------------------------------------
Commercial                 $ 56,625    55.3%   $ 54,150    55.7%   $ 46,374    50.3%   $ 43,422    49.5%   $ 34,787    48.0%
Real estate:
  Construction               13,260    12.9%     23,706    24.4%     29,857    32.4%     29,351    33.4%     24,597    33.9%
  Real estate mortgage       23,795    23.2%     10,389    10.7%      9,318    10.1%      9,225    10.5%      9,750    13.4%
  Consumer and other          8,778     8.6%      8,892     9.2%      6,559     7.2%      5,754     6.6%      3,380     4.7%
----------------------------------------------------------------------------------------------------------------------------
SUBTOTAL                    102,458     100%     97,137     100%     92,108     100%     87,752     100%     72,514     100%
----------------------------------------------------------------------------------------------------------------------------
Less:
Allowances
  for credit losses           1,615               1,784               1,541               1,338               1,289
Deferred loan fees              392                 356                 542                 605                 563
Unearned discount               681                 468                 436                 356                 122
----------------------------------------------------------------------------------------------------------------------------
TOTAL LOANS, NET           $ 99,770            $ 94,529            $ 89,589            $ 85,453            $ 70,540
----------------------------------------------------------------------------------------------------------------------------

The following table represents the maturity distribution of the loan portfolio as of December 31, 1996.

--------------------------------------------------------------------------------------------------
                                                             AFTER ONE
                                                 WITHIN     BUT WITHIN          AFTER
MATURITY DISTRIBUTION OF LOAN PORTFOLIO        ONE YEAR     FIVE YEARS     FIVE YEARS        TOTAL
--------------------------------------------------------------------------------------------------
Loans:
Commercial                                      $17,203        $14,418        $25,004     $ 56,625
Real estate construction                         16,392          6,952            451       23,795
Real estate mortgage                              3,072          6,028          4,160       13,260
Consumer and other                                2,526          3,941          2,311        8,778
--------------------------------------------------------------------------------------------------
TOTAL                                           $39,193        $31,339        $31,926     $102,458
--------------------------------------------------------------------------------------------------

Fixed rate                                        9,493         10,185          5,971       25,649
Variable rate                                    29,700         21,154         25,955       76,809
--------------------------------------------------------------------------------------------------
TOTAL                                           $39,193        $31,339        $31,926     $102,458
--------------------------------------------------------------------------------------------------


     During 1996, the Bank continued its success in SBA lending, leading the 16 county Fresno SBA district in loans made for the fourth consecutive year. In addition, the Bank introduced a new loan product made under a program sponsored by the U.S. Department of Agriculture. Known as Business and Industry loans ("B&I"), these loans contain a government guarantee on a portion of the loan similar to that of an SBA loan guarantee. In its first year offering loans under the B&I program, the Bank led the state of California in new B&I loans made in 1996.

     Commercial loans, including SBA and B&I loans, comprised approximately 55.3% of the Company's loan portfolio at December 31, 1996, compared to 55.7% of the Company's loan portfolio at December 31, 1995, and 50.3% at December 31, 1994. These loans are generally made to small and mid-size businesses and professionals. Commercial loans are diversified as to industries and types of business, with no material industry concentrations. Most of these loans have floating rates with the majority tied to the national Prime Rate. The primary source of repayment on most commercial loans is cash flow from the primary business. Additional collateral in the form of real estate, cash, accounts receivable, inventory or other financial instruments is often obtained as a secondary source of repayment.

     Real estate construction lending comprised 23.2% of the Company's loan portfolio at December 31, 1996, compared to 24.4% of the Company's loan portfolio at December 31, 1995, and 32.4% at December 31, 1994. These loans are primarily made for the construction of single family residential housing.
 Loans in this category may be made to the home buyer or to the developer. Construction loans are secured by deeds of trust on the primary property. As presented on these consolidated statements, this category also contains $4,164,000 in loans RSC has made to its partnerships. The majority of construction loans have floating rates tied to either the national Prime Rate or Regency Bank's Reference Rate. A significant portion of the borrowers' ability to repay these loans is dependent upon the sale of the property, which is affected by, among other factors, the residential real estate market. In this regard, the Company's potential risks include a general decline in the value of the underlying property, as well as cost overruns or delays in the sale or completion of a property.

     Real estate mortgage loans comprised 12.9% of the loan portfolio at December 31, 1996, compared to 10.7% at December 31, 1995 and 10.1% of the loan portfolio at December 31, 1994. Real estate mortgage loans are made up of non-residential properties (67%) and single-family residential mortgages (33%). The non-residential loans generally are "mini-perm" (medium-term) commercial real estate mortgages with maturities under seven years. The residential mortgages are secured by first trust deeds and have varying maturities. Both types of loans may have either fixed or floating rates. The majority are floating. Risks associated with non-residential loans include the decline in value of commercial property values; economic conditions surrounding commercial real estate properties; and vacancy rates. The repayment of single-family residential mortgage loans is generally dependent upon the income of the borrower from other sources, however, declines in the underlying property value may create risk in these loans.

     Consumer loans represented the remainder of the loan portfolio at December 31, 1996, comprising 8.6% of the loan portfolio compared to 9.2% of total loans at December 31, 1995 and 7.2% at December 31, 1994. This category includes traditional Consumer loans (42%), Home Equity Lines of Credit (48%), and Visa Card loans (10%). Consumer loans are generally secured by third trust deeds on single-family residences, while Visa Cards are unsecured.

     RISK ELEMENTS

     The Company assesses and manages credit risk on an ongoing basis through stringent credit review and approval policies, extensive internal monitoring and established formal lending policies. Additionally, the Bank contracts with an outside loan review consultant to periodically grade new loans and to review the existing loan portfolio. Management believes its ability to identify and assess risk and return characteristics of the Company's loan
portfolio is critical for profitability and growth.   Management strives to
continue the historically low level of credit losses by continuing its emphasis on credit quality in the loan approval process, active credit administration and regular monitoring. With this in mind, management has designed and implemented a comprehensive loan review and grading system that functions to continually assess the credit risk inherent in the loan portfolio. Additionally, management believes its ability to manage portfolio credit risk is enhanced by the knowledge of the Bank's service area by the lending personnel and Board of Directors.

     NONPERFORMING LOANS

     The Company's current policy is to cease accruing interest when a loan becomes 90-days past due as to principal or interest; when the full, timely collection of interest or principal becomes uncertain; or when a portion of the principal balance has been charged off, unless the loan is well secured and in the process of collection. When a loan is placed on nonaccrual status, the accrued and uncollected interest receivable is reversed and the loan is accounted for on the cash or cost recovery method thereafter, until qualifying for return to accrual status. Generally, a loan may be returned to accrual status when all delinquent interest and principal become current in accordance with the terms of the loan agreement or when the loan is both well secured and in process of collection.

     At December 31, 1996, nonaccrual loans amounted to $3,301,000 or 3.22% of total loans compared to $581,000 or .60% at December 31, 1995 and $391,000 or
 .43% at December 31, 1994. Of the total nonaccrual loans, $3,250,000 represented loans RSC has made to facilitate the sale of former partnerships that have loan to value ratios higher than would normally be made by the Bank. While the Company has placed these loans on non-accrual RSC continues to receive principal and interest payments based on the terms of individual notes. At December 31, 1995, of the $581,000 in non-accrual loans, $505,000 represented loans RSC had outstanding to real estate limited partnerships. Without the non-accrual loans made by RSC, the Bank's loan portfolio at December 31, 1996 had $51,000 in non-accrual loans or .05%. Bank only non-accrual loans at December 31, 1995 and 1994 were $76,000, or .08% and 391,000 or .43%, respectively. The gross interest income that would have been recorded for loans placed on nonaccrual status was $276,000, $82,000 and $43,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

     Other real estate owned was $437,000 at December 31, 1996 compared to $341,000 at December 31, 1995, and $299,000 at December 31, 1994. There were no troubled debt restructured loans as defined in SFAS 15 at December 31, 1996.


------------------------------------------------------------------------------------------------------------
(In thousands, except percentages)                      1996        1995        1994        1993        1992
------------------------------------------------------------------------------------------------------------
NONPERFORMING ASSETS:
Nonaccrual RSC loans                                $  3,250    $    505    $      -    $      -    $      -
Nonaccrual Bank loans                                     51          76         391         604       1,375
Restructured loans                                         -           -           -           -           -
------------------------------------------------------------------------------------------------------------
Nonperforming loans                                    3,301         581         391         604       1,375
Other real estate owned                                  437         341         299         696         677
------------------------------------------------------------------------------------------------------------
Total nonperforming assets                             3,738         922         690       1,300       2,052
------------------------------------------------------------------------------------------------------------
Accruing loans 90 days past due                           19         725          58         268          64
------------------------------------------------------------------------------------------------------------
Total loans before allowance for losses (1)         $102,458    $ 97,137    $ 91,130    $ 86,791    $ 71,829
Total assets                                         181,058     163,682     155,802     144,012     118,776
Allowance for possible credit losses                 (1,615)     (1,784)     (1,541)     (1,338)     (1,289)
------------------------------------------------------------------------------------------------------------
RATIOS:
Nonperforming loans to total loans                     3.22%        .60%        .43%        .70%       1.91%
Nonperforming loans to total loans
  (excluding RSC loans)                                 .05%        .08%           -           -           -
Nonperforming assets to:
  Total loans                                          3.65%        .95%        .76%       1.50%       2.86%
  Total loans and OREO                                 3.63%        .95%        .75%       1.49%       2.83%
  Total assets                                         2.06%        .56%         44%        .90%       1.73%
  Allowance for possible credit losses                43.20%      193.5%      223.3%      102.9%       62.8%
------------------------------------------------------------------------------------------------------------

(1) Total loans include deferred loan fees and discounts on loans of $1,074,000, $824,000, $978,000, $961,000 and $685,000 at December 31, 1996,
1995, 1994, 1993 and  1992, respectively.

     Management is not aware of any potential problem loans, which were accruing and current at December 31, 1996, where serious doubt exists as to the ability of the borrower to comply with present repayment terms.

     The Company does not believe there to be any concentration of loans in excess of 10% of total loans which are not disclosed above which would cause them to be significantly impacted by economic or other conditions. For further discussion of California economic conditions, see "Allowance for Credit Losses" in this section below.

     ALLOWANCE FOR CREDIT LOSSES

     The allowance for credit losses reflects management's judgment as to the level which is considered adequate to absorb potential losses inherent in the loan portfolio. This allowance is increased by provisions charged to expense and reduced by loan charge-offs net of recoveries. Management determines an appropriate provision based on information currently available to analyze credit loss potential, including: (1) the loan portfolio growth in the period, (2) a comprehensive grading and review of new and existing loans outstanding, (3) actual previous charge-offs, and (4) changes in economic conditions.

          The allowance for credit losses totaled $1,615,000 or 1.58% of total loans at December 31, 1996 compared to $1,784,000 or 1.85% of total loans at December 31, 1995, and $1,541,000 or 1.69% at December 31, 1994. Charge-offs during 1996 were $258,000 while recoveries were $89,000. During 1996, no additional provision for credit losses was added to reserves. It is the policy of management to maintain the allowance for credit losses at a level adequate for known and future risks inherent in the loan portfolio. Based on information currently available to analyze credit loss potential, including economic factors, overall credit quality, historical delinquency and a history of actual charge-offs, management believes that the credit loss provision and allowance is adequate. However, no prediction of the ultimate level of loans charged-off in future years can be made with any certainty.

     Although management is of the opinion that the allowance for credit losses is maintained at an adequate level for known and currently anticipated future risks inherent in the loan portfolio, the Fresno economy and real estate market remain stagnant. The Bank loan portfolio could be adversely affected if economic conditions and the real estate market in the Bank's market area deteriorate. The effect of such events, although uncertain at this time could result in an increase in the level of nonperforming loans and OREO and the level of the allowance for loan losses, which could adversely affect the Company's and the Bank's future growth and profitability.

Following is a table presenting the activity within the Company's provision for credit losses for the period between December 31, 1994 and December 31, 1996.

-------------------------------------------------------------------------------
(In thousands)                                     1996        1995        1994
-------------------------------------------------------------------------------
Balance, (beginning of year)                   $  1,784    $  1,541    $  1,338
Provision charged to expense                          -         470         487
-------------------------------------------------------------------------------
Charge-offs:
Commercial                                        (193)       (211)       (259)
  Real estate construction                            -         (8)           -
  Real estate mortgage                                -           -           -
  Consumer and other                               (65)        (46)        (54)
-------------------------------------------------------------------------------
Total Charge-offs                                 (258)       (265)       (313)
-------------------------------------------------------------------------------
Recoveries:
  Commercial                                         76          37          27
  Real Estate construction                            -           -           2
  Real state mortgage                                 -           -           -
  Consumer and other                                 13           1           -
-------------------------------------------------------------------------------
Total Recoveries                                     89          38          29
-------------------------------------------------------------------------------
Net Charge-offs                                   (169)       (227)       (284)
-------------------------------------------------------------------------------
Balance, (end of year)                         $  1,615    $  1,784    $  1,541
-------------------------------------------------------------------------------

The following table represents the allocation of the allowance for loan losses for the period between December 1992 and December 1996.


----------------------------------------------------------------------------------------------------------------------------
                                 1996                 1995                1994                1993               1992
----------------------------------------------------------------------------------------------------------------------------
                                     PERCENT             PERCENT             PERCENT             PERCENT             PERCENT
                                    OF LOANS            OF LOANS            OF LOANS            OF LOANS            OF LOANS
                                     IN EACH             IN EACH             IN EACH             IN EACH             IN EACH
                                    CATEGORY            CATEGORY            CATEGORY            CATEGORY            CATEGORY
(IN THOUSANDS,                      TO TOTAL            TO TOTAL            TO TOTAL            TO TOTAL            TO TOTAL
EXCEPT PERCENTAGES)         AMOUNT     LOANS    AMOUNT     LOANS    AMOUNT     LOANS    AMOUNT     LOANS    AMOUNT     LOANS
----------------------------------------------------------------------------------------------------------------------------
COMMERCIAL                  $1,069     54.6%    $1,005     55.7%    $1,001     50.3%    $1,000     49.5%      $873     48.0%
REAL ESTATE CONSTRUCTION       208     23.6%       215     24.4%       135     32.4%       135     33.4%       117     33.9%
REAL ESTATE MORTGAGE           100     13.1%        78     10.7%        65     10.1%        69     10.5%        73     13.4%
CONSUMER AND OTHER             238      8.7%       221      9.2%       184      7.2%       134      6.6%        91      4.7%
UNALLOCATED                      -         -       265         -       156         -         -         -       135         -
----------------------------------------------------------------------------------------------------------------------------
TOTAL                       $1,615    100.0%    $1,784    100.0%    $1,541    100.0%    $1,338    100.0%    $1,289    100.0%
----------------------------------------------------------------------------------------------------------------------------

     FUNDING SOURCES

     Deposits represent the Bank's primary source of funds for investment. Deposits are primarily core deposits in that they are demand, savings, and time deposits generated from local businesses and individuals. These sources are considered to be relatively more stable, long-term deposit relationships thereby enhancing steady growth of the deposit base without major fluctuations in overall deposit balances. The Bank normally experiences a seasonal decline in deposits in the first quarter of each year. In order to assist in meeting its funding needs the Bank maintains fed funds lines with correspondent banks in the amount of $ 9,000,000 in addition to using its investment portfolio to raise funds through repurchase agreements. In addition, the Bank may, from time to time, obtain additional deposits through the use of brokered time deposits. As of December 31, 1996, the Bank held no institutional brokered time deposits.

     In August 1996, the Bank opened its first full service branch office outside of Fresno, California approximately 20 miles north in the city of Madera. In it's first four months of operation the Madera branch had obtained deposits in excess of $10 million.

The following table presents the composition of the deposit mix at December 31, 1992 through December 31, 1996, respectively.


-----------------------------------------------------------------------------------------------------------------------------
                                  1996                1995                1994                1993                1992
-----------------------------------------------------------------------------------------------------------------------------
(In thousands, except
percentages)                 Amount   Percent    Amount   Percent    Amount   Percent    AMOUNT   PERCENT    AMOUNT   PERCENT
-----------------------------------------------------------------------------------------------------------------------------
DEPOSITS:
Noninterest-bearing         $36,613    22.91%   $32,672    22.73%   $30,589    22.18%   $30,422    24.63%   $18,955    17.84%

Interest-bearing             73,390    45.93%    75,539    52.55%    72,615    52.66%    63,137    51.11%    58,376    54.96%
deposits                     19,032    11.91%    12,229     8.51%    12,852     9.32%    12,607    10.21%    11,206    10.55%
Time under $100,000
Time $100,000                30,766    19.25%    23,305    16.21%    21,833    15.84%    17,363    14.05%    17,688    16.65%
  and over
-----------------------------------------------------------------------------------------------------------------------------
Total interest-bearing
  deposits                  123,188    77.09%   111,073    77.27%   107,300    77.82%    93,107    75.37%    87,270    82.16%
-----------------------------------------------------------------------------------------------------------------------------
TOTAL DEPOSITS              159,801    100.0%   143,745    100.0%   137,889    100.0%   123,529    100.0%   106,225    100.0%
-----------------------------------------------------------------------------------------------------------------------------


The following table represents maturities of time deposits of $100,000 or more at December 31, 1996.


-----------------------------------------------------------------------------------------------
                                                         Over Three
                                        Three Months         Though            Over
(In thousands)                              Or Less   Twelve Months   Twelve Months       Total
-----------------------------------------------------------------------------------------------
Maturities of Time Deposits Greater
Than $100,000                               $ 16,171       $ 10,432        $  4,163    $ 30,766
-----------------------------------------------------------------------------------------------


     LIQUIDITY

     Liquidity management refers to the Bank's ability to provide funds on an ongoing basis to meet fluctuations in deposit levels as well as the credit needs and requirements of its clients. Both assets and liabilities contribute to the Bank's liquidity position. Federal funds lines, short-term investments and securities, and loan repayments contribute to liquidity, along with deposit increases, while loan funding and deposit withdrawals decrease liquidity. The Bank assesses the likelihood of projected funding requirements by reviewing historical funding patterns, current and forecasted economic conditions and individual client funding needs. The Bank maintains lines of credit with two correspondent banks for up to $9,000,000 available on a short-term basis.

Additionally, the Bank generally maintains a portfolio of SBA loans either available-for-sale or in its portfolio that could be sold should additional liquidity be required.

     INTEREST RATE SENSITIVITY

     Interest rate sensitivity is a measure of the exposure to fluctuations in the Bank's future earnings caused by fluctuations in interest rates. Generally, if assets and liabilities do not reprice simultaneously and in equal volumes, the potential for such exposure exists. It is management's objective to maintain stability in the net interest margin in times of fluctuating interest rates by maintaining an appropriate mix of interest sensitive assets and liabilities. To achieve this goal, the Bank prices the majority of its interest bearing liabilities at variable rates. At the same time, the majority of its interest-earning assets are also priced at variable rates, the majority of which float with the national Prime Rate as published in the west coast edition of the Wall Street Journal. This pricing structure tends to stabilize the net interest margin percentage achieved by the Bank.

The following table sets forth the interest rate sensitivity and repricing schedule of the Company's interest-earning assets and interest-bearing liabilities, the interest rate sensitivity gap, the cumulative interest rate sensitivity gap, and the cumulative interest rate sensitivity gap ratio.


----------------------------------------------------------------------------------------------------------------------------------
                                                              Next Day    After Three      After One
                                                            But Within     Months But       Year But
(In thousands, except percentages)                               Three      Within 12         Within     After Five
As of December 31, 1996                     Immediately         Months         Months     Five Years          Years          Total
----------------------------------------------------------------------------------------------------------------------------------
Interest Rate Sensitivity Gap:
Loans                                         $  40,318      $  36,950       $  7,293       $  7,802       $  6,794      $  99,157
Investment securities and other                     350         12,137          8,106         10,769          2,004         33,366
Federal funds sold                                5,000              -              -              -              -          5,000
----------------------------------------------------------------------------------------------------------------------------------

Total interest-earning assets                 $  45,668      $  49,087       $ 15,399       $ 18,571       $  8,798      $ 137,523
----------------------------------------------------------------------------------------------------------------------------------
Interest-bearing transaction accounts            47,850              -              -              -              -
Savings accounts                                 23,327          2,213              -              -              -         25,540
Time deposits                                         -         22,867         18,589          8,343         47,850         49,799
----------------------------------------------------------------------------------------------------------------------------------
Total interest-bearing liabilities            $  71,177      $  25,080       $ 18,589       $  8,343       $      -      $ 123,189
----------------------------------------------------------------------------------------------------------------------------------
Interest rate sensitivity gap                  (25,509)         24,007        (3,190)         10,228          8,798
Cumulative gap                                 (25,509)        (1,502)        (4,692)          5,536         14,334
Cumulative gap percentage to
  interest earning assets                      (18.55%)        (1.09%)        (3.41%)          4.03%         10.42%
----------------------------------------------------------------------------------------------------------------------------------


(1)  Amounts exclude nonaccrual loans of  $3,301,000.

The table indicates the time periods in which interest-earning assets and interest-bearing liabilities will mature or reprice in accordance with their contractual terms. The table does not necessarily indicate the impact of general interest rate movements on the net interest margin since the repricing of various categories of assets and liabilities is subject to competitive pressures. Additionally, this table does not take into consideration changing balances in forward periods as a result of normal amortization, principal paydowns, changes in deposit mix or other such movements of funds as a result of changing interest rate environments.

     INFLATION

     The impact of inflation on a financial institution differs significantly from that exerted on manufacturing, or other commercial concerns, primarily because its assets and liabilities are largely monetary. In general, inflation primarily affects the Company indirectly through its effect on the ability of its customers to repay loans, or its impact on market rates of interest, and thus the ability of the Bank to attract loan customers. Inflation affects the growth of total assets by increasing the level of loan demand, and potentially adversely affects the Company's capital adequacy because loan growth in inflationary periods may increase more rapidly than capital. Interest rates in particular are significantly affected by inflation, but neither the timing nor the magnitude of the changes coincides with changes in the Consumer Price Index, which is one of the indicators used to measure the rate of inflation. Adjustments in interest rates may be delayed because of the possible imposition of regulatory constraints. In addition to its effects on interest rates, inflation directly affects the Company by increasing the Company's operating expenses. The effect of inflation during the three-year period ended December 31, 1996 has not been significant to the Company's financial position or results of operation.

     CAPITAL RESOURCES

     The Company has historically been able to sustain its growth in capital
through profit retention.   Beginning in September 1994, the Company began
paying quarterly cash dividends. Although in the past cash dividends have been paid on a regular basis, there can be no assurance that the Company will pay dividends in the future. See Item 5 - "Market For Registrant's Common Equity and Related Stockholder Matters", regarding dividend restrictions applicable to the Bank and the Company, the financial condition of the Bank and the Company.

     The Board of Governors issued final amendments to its risk-based capital guidelines to be effective December 31, 1994, requiring that net unrealized holding gains and losses on securities available-for-sale determined in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," are not to be included in the Tier 1 capital component consisting of common shareholders equity. Net unrealized losses on marketable equity securities (equity securities with a readily determinable fair value), however, will continue to be deducted from Tier 1 capital. This rule has the general effect of valuing available-for-sale securities at amortized cost (based on historical cost) rather than at fair value (generally at market value) for purposes of calculating the risk-based and leverage capital ratios.

     The Board of Governors and the FDIC have adopted risk-based capital guidelines for evaluating the capital adequacy of bank holding companies and banks. The guidelines are designed to make capital requirements sensitive to differences in risk profiles among banking organizations, to take into account off-balance sheet exposures and to aid in making the definition of bank capital uniform internationally. Under the guidelines, the Company and the Bank are required to maintain capital equal to at least 8.0% of its assets and commitments to extend credit, weighted by risk, of which at least 4.0%, must consist primarily of common equity (including retained earnings) and the remainder may consist of subordinated debt, cumulative preferred stock, or a limited amount of loan loss reserves. Assets, commitments to extend credit and off-balance sheet items are categorized according to risk and certain assets considered to present less risk than other permit maintenance of capital at less than the 8% ratio.

     The guidelines establish two categories of qualifying capital: Tier 1 capital comprising core capital elements and Tier 2 comprising supplementary capital requirements. At least one-half of the required capital must be maintained in the form of Tier 1 capital. Tier 1 capital includes common shareholder's equity and qualifying perpetual preferred stock less intangible
assets and certain other adjustments.    However, no more than 25% of the
Company's total Tier 1 capital may consist of perpetual preferred stock. The definition of Tier 1 capital for the Bank is the same, except that perpetual preferred stock may be included only if it is noncumulative. Tier 2 capital includes, among other items, limited life (and in the case of banks, cumulative) preferred stock, mandatory convertible securities, subordinated debt and a limited amount of reserve for credit losses.

     The Board of Governors also adopted a 3.0% minimum leverage ratio for banking organizations as a supplement to the risk-weighted capital guidelines. The leverage ratio is generally calculated using Tier 1 capital (as defined under risk-based capital guidelines) divided by quarterly average net total assets (excluding intangible assets and certain other adjustments).

     The Board of Governors emphasized that the leverage ratio constitutes a minimum requirement for well-run banking organizations having diversified risk. Banking organizations experiencing or anticipating significant growth, as well as those organizations which do not exhibit the characteristics of a strong, well-run banking organization above, will be required to maintain minimum capital ranging generally from 100 to 200 basis points in excess of the leverage ratio. The FDIC adopted a substantially similar leverage ratio for state non-member banks.

     The Company and Bank's Board of Directors, responding to a request from the Board of Governors and FDIC, have adopted resolutions that the Bank will maintain a Tier 1 leverage ratio of 7 percent or greater and, that the Company will not declare additional cash dividends, incur debt, repurchase any of its stock or make major acquisitions without the prior approval of the Board of Governors.

     As of December 31, 1996 and 1995, the most recent notifications from the Federal Deposit Insurance Corporation categorized the Bank as "adequately capitalized" and "well capitalized" under the regulatory framework for prompt corrective action, respectively. To be categorized as "well capitalized" the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. At December 31, 1996, due to an increase in average risk weighted assets in the fourth quarter, the Bank's total capital to risk weighted assets fell slightly below the level considered "well capitalized", accordingly the Bank is considered "adequately capitalized at December 31, 1996. Under the framework, the Bank's capital levels do not allow the Bank to accept brokered deposits without prior approval from the FDIC. As of December 31, 1996 and 1995 the Bank held no institutional brokered deposits.

The Company and Bank's actual capital amounts (in thousands) and ratios are also presented in the following table:

                                                                                                        TO BE ADEQUATELY
                                                                                                        CAPITALIZED UNDER
                                                                 FOR CAPITAL                            PROMPT CORRECTIVE
                                    ACTUAL                    ADEQUACY PURPOSES:                        ACTION PROVISIONS:
                               -----------------------------------------------------------------------------------------------------
                                AMOUNT   RATIO          AMOUNT                 RATIO                AMOUNT               RATIO
                               -----------------------------------------------------------------------------------------------------
AS OF DECEMBER 31, 1996
Total Capital
  (to Risk Weighted Assets):
  Company                      $14,306  10.21%   GREATER THAN=$11,207   GREATER THAN=8.00%                      N/A
  Regency Bank                 $13,944   9.97%   GREATER THAN=$11,193   GREATER THAN=8.00%  GREATER THAN=$11,193  GREATER THAN=8.00%

Tier 1 Capital
  (to Risk Weighted Assets):
  Company                      $12,691   9.06%   GREATER THAN=$ 5,604   GREATER THAN=4.00%                      N/A
  Regency Bank                 $12,329   8.81%   GREATER THAN=$ 5,596   GREATER THAN=4.00%  GREATER THAN=$ 5,596  GREATER THAN=4.00%

Tier 1 Capital
  (to Average Assets):
  Company                      $12,691   7.66%   GREATER THAN=$ 6,630   GREATER THAN=4.00%                      N/A
  Regency Bank                 $12,329   7.12%   GREATER THAN=$ 6,923   GREATER THAN=4.00%  GREATER THAN=$ 6,923  GREATER THAN=4.00%

                                                                                                           TO BE WELL
                                                                 FOR CAPITAL                            CAPITALIZED UNDER
                                    ACTUAL                    ADEQUACY PURPOSES:                        ACTION PROVISIONS:
                               -----------------------------------------------------------------------------------------------------
                                AMOUNT   RATIO          AMOUNT                 RATIO                AMOUNT               RATIO
                               -----------------------------------------------------------------------------------------------------
AS OF DECEMBER 31, 1995
Total Capital
  (to Risk Weighted Assets):
  Company                      $13,373  10.90%   GREATER THAN=$ 9,818   GREATER THAN=8.00%                      N/A
  Regency Bank                 $13,055  10.64%   GREATER THAN=$ 9,814   GREATER THAN=8.00%  GREATER THAN=$12,267 GREATER THAN=10.00%

Tier 1 Capital
  (to Risk Weighted Assets):
  Company                      $11,836   9.64%   GREATER THAN=$ 4,909   GREATER THAN=4.00%                      N/A
  Regency Bank                 $11,519   9.39%   GREATER THAN=$ 4,907   GREATER THAN=4.00%  GREATER THAN=$ 7,360  GREATER THAN=6.00%

Tier 1 Capital
  (to Average Assets):
  Company                      $11,836   7.15%   GREATER THAN=$ 6,626   GREATER THAN=4.00%                      N/A
  Regency Bank                 $11,519   6.95%   GREATER THAN=$ 6,629   GREATER THAN=4.00%  GREATER THAN=$ 8,286  GREATER THAN=5.00%

     On December 19, 1991, the President signed the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). The FDICIA, among other matters, substantially revised banking regulations and established a framework for determination of capital adequacy of financial institutions. Under the FDICIA, financial institutions are placed into one of five capital adequacy categories as follows: (1) "Well capitalized" consisting of institutions with a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater, and a leverage ratio of 5% or greater, and the institution is not subject to an order, written agreement, capital directive or prompt corrective action directive; (2) "Adequately capitalized" - consisting of institutions with a total risk-based capital ratio of 8% or greater, a Tier 1 risk-based capital ratio of 4% or greater and a leverage ratio of 4% or greater, and the institution does not meet the definition of a "well capitalized" institution; (3) "Undercapitalized" - consisting of institutions with a total risk-based capital ratio less than 8%, a Tier 1 risk-based capital ratio of less than 4%, or a leverage ratio of less than 4%; (4) "Significantly undercapitalized" - consisting of institutions with a total risk-based capital ratio of less than 6%, a Tier 1 risk-based capital ratio of less than 3%, or a leverage ratio of less than 3%; (5) "Critically undercapitalized" - consisting of an institution with a ratio of tangible equity to total assets that is equal to or less than 2%.

     Financial institutions classified as undercapitalized or below are subject to various limitations including, among other matters, certain supervisory actions by bank regulatory authorities and restrictions related to (i) growth of assets, (ii) payment of interest on subordinated indebtedness, (iii) payment of dividends or other capital distributions, and (iv) payment of management fees to a parent holding company. The FDICIA requires the bank regulatory authorities to initiate corrective action regarding financial institutions which fail to meet minimum capital requirements. Such action may be taken in order to, among other matters, augment capital and reduce total assets. Critically undercapitalized financial institutions may also be subject to appointment of a receiver or conservator unless the financial institution submits an adequate capitalization plan.

     NEW ACCOUNTING PRONOUNCEMENTS

     In June 1996, SFAS No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" was issued. The Statement establishes standards for when transfers of financial assets, including those with continuing involvement by the transferor, should be considered a sale. SFAS No. 125 also establishes standards for when a liability should be considered extinguished. This statement is effective for transfers of assets and extinguishments of liabilities after December 31, 1996, applied prospectively. In December 1996, the FASB reconsidered certain provisions of SFAS No. 125 and issued a SFAS No. 127 to defer for one year the effective date of implementation for transactions related to repurchase agreements, dollar-roll repurchase agreements, securities lending and similar transactions. Earlier adoption or retroactive application of this statement with respect to any of its provisions is not permitted. Management believes that the effect of adoption on the Company's financial statements will not be material.

Item 8.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS                                  PAGE
                                                                            ----

Independent Auditors' Report of Deloitte & Touche LLP                        42

Consolidated Balance Sheets, December 31, 1996 and 1995                      43

Consolidated Statements of Income for the three years ended
  December 31, 1996, 1995, and 1994                                          45

Consolidated Statements of Shareholders' Equity for the three years ended
  December 31, 1996, 1995 and 1994                                           46

Consolidated Statements of Cash Flows for the three years ended
  December 31, 1996, 1995, and 1994                                          47

Notes to Consolidated Financial Statements                                   48

REGENCY BANCORP

CONSOLIDATED FINANCIAL STATEMENTS FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1996, 1995, AND 1994, AND INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of Regency Bancorp
Fresno, California


We have audited the accompanying consolidated balance sheets of Regency Bancorp and subsidiaries (the "Company"), as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Regency Bancorp and its subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP /s/

Fresno, California
February 7, 1997

REGENCY BANCORP AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------

                                                     1996            1995

ASSETS

CASH AND DUE FROM BANKS                         $  14,833,450     $   8,924,803

FEDERAL FUNDS SOLD                                  5,000,000                 -
                                                -------------     -------------
     Cash and cash equivalents                     19,833,450         8,924,803

INTEREST BEARING DEPOSITS IN OTHER BANKS               98,000             3,000

INVESTMENT SECURITIES (Note 2):
  Available for sale at fair value (cost of
  $33,267,184 in 1996 and $31,672,357 in 1995)     33,269,628        31,749,745

  Held to maturity                                          -                 -
                                                -------------     -------------
     Total investment securities                   33,269,628        31,749,745

LOANS, net of allowance for loan losses of
  $1,614,742 and $1,784,264 (Notes 3 and 10)       98,293,633        91,777,439

LOANS HELD FOR SALE                                 1,476,322         2,751,920
                                                -------------     -------------
     Total loans, net                              99,769,955        94,529,359

INVESTMENTS IN REAL ESTATE (Note 4)                16,488,770        17,954,473

OTHER REAL ESTATE OWNED                               436,918           341,266

PREMISES AND EQUIPMENT, net (Note 5)                2,261,704         2,338,609

CASH SURRENDER VALUE OF LIFE INSURANCE              2,903,036         2,763,952

INTEREST RECEIVABLE, INCOME TAXES
  AND OTHER ASSETS (Note 8)                         5,996,231         5,076,439
                                                -------------     -------------
                                                $ 181,057,692     $ 163,681,646
                                                -------------     -------------
                                                -------------     -------------

See notes to consolidated financial statements.

-------------------------------------------------------------------------------
                                                        1996         1995
LIABILITIES AND SHAREHOLDERS' EQUITY

DEPOSITS (Note 6):
  Noninterest bearing deposits                     $  36,612,614  $  32,672,533
  Interest bearing deposits                          123,188,926    111,072,511
                                                   -------------  -------------
     Total deposits                                  159,801,540    143,745,044

SHORT-TERM BORROWINGS (Note 7)                                 -              -

NOTES PAYABLE (Note 4)                                 4,976,634      4,108,820

ACCRUED INTEREST AND OTHER
  LIABILITIES (Note 9)                                 2,809,859      2,886,064
                                                   -------------  -------------
     Total liabilities                               167,588,033    150,739,928

COMMITMENTS AND CONTINGENCIES (Notes 3, 4 and 7)

SHAREHOLDERS' EQUITY (Notes 9 and 12):
  Preferred stock, no par value;
    1,000,000 shares authorized;
    no shares issued
  Common stock, no par value; 5,000,000
    shares authorized, 1,818,160 shares
    outstanding                                        8,867,550      8,867,550
  Retained earnings                                    4,600,691      4,029,283
  Net unrealized gain (loss) on available for
    sale securities, net of taxes of $1,026
    and $32,503                                            1,418         44,885
                                                   -------------  -------------
     Total shareholders' equity                       13,469,659     12,941,718
                                                   -------------  -------------
                                                   $ 181,057,692  $ 163,681,646
                                                   -------------  -------------
                                                   -------------  -------------

REGENCY BANCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994                           1996            1995            1994
-----------------------------------------------------------------------------------------------------------
INTEREST INCOME:
  Interest and fees on loans                                    $11,255,022   $  10,815,578   $   9,254,925
  Interest on investment securities:
    Taxable                                                       1,717,912       1,833,517       1,332,761
    Nontaxable                                                       87,269          89,145          73,137
                                                                -------------------------------------------
                                                                  1,805,181       1,922,662       1,405,898
  Other                                                             166,850         103,175          46,912
                                                                -------------------------------------------
     Total interest income                                       13,227,053      12,841,415      10,707,735
INTEREST EXPENSE:
  Interest on deposits                                            4,534,181       4,962,171       2,826,647
  Interest on borrowings                                            160,268         129,822         162,173
                                                                -------------------------------------------
     Total interest expense                                       4,694,449       5,091,993       2,988,820

NET INTEREST INCOME                                               8,532,604       7,749,422       7,718,915
PROVISION FOR CREDIT LOSSES                                               -         470,000         487,065
                                                                -------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES             8,532,604       7,279,422       7,231,850

NONINTEREST INCOME:
  Income from investments in real estate partnerships (Note 4)            -               -       1,783,815
  Gain on sale of SBA loans (Note 3)                              1,314,536         590,025         886,678
  Depositor service charges                                         338,495         271,145         244,296
  Income from investment management services                        682,484         471,126         350,624
  Gain (loss) on sale of investment securities (Note 2)                   -        (25,072)             315
  Gain on sale of assets                                             18,018           7,007          47,184
  Servicing fees on loans sold                                      321,733         320,526         276,206
  Other                                                             434,123         248,130         436,624
                                                                -------------------------------------------
     Total noninterest income                                     3,109,389       1,882,887       4,025,742

NONINTEREST EXPENSES:
  Loss from investments in real estate partnerships (Note 4)        351,044       3,441,290               -
  Salaries and related benefits (Notes 9 and 10)                  4,559,790       4,441,170       3,920,208
  Occupancy                                                       1,566,884       1,365,967       1,214,315
  FDIC insurance and regulatory assessments                          63,349         175,243         287,476
  Marketing                                                         428,213         381,272         505,466
  Professional services                                             749,423         520,835         458,496
  Directors' fees and expenses                                      382,579         297,750         294,207
  Management fees for real estate projects (Note 10)                488,461         243,187         674,022
  Supplies, telephone and postage                                   349,483         294,341         256,835
  Other                                                             962,354         944,647         715,907
                                                                -------------------------------------------

     Total noninterest expenses                                   9,901,580      12,105,702       8,326,932
                                                                -------------------------------------------
INCOME (LOSS) BEFORE INCOME TAXES                                 1,740,413     (2,943,393)       2,930,660
INCOME TAX EXPENSE (BENEFIT) (Note 8)                               732,150     (1,176,000)       1,195,000
                                                                -------------------------------------------
NET INCOME (LOSS)                                               $ 1,008,263   $ (1,767,393)   $   1,735,660
                                                                -------------------------------------------
NET INCOME (LOSS) PER COMMON AND COMMON
  EQUIVALENT SHARE                                              $      0.54   $      (0.98)   $        0.94
                                                                -------------------------------------------
SHARES USED IN COMPUTATION                                        1,871,671       1,805,270       1,841,421
                                                                -------------------------------------------

See notes to consolidated financial statements.

REGENCY BANCORP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
--------------------------------------------------------------------------------


                                                             COMMON STOCK
                                                       -------------------------                        NET
                                                       NUMBER OF                       RETAINED      UNREALIZED
                                                        SHARES          AMOUNT         EARNINGS      GAIN (LOSS)        TOTAL
BALANCE, JANUARY 1, 1994                               1,491,879     $ 6,007,618     $ 6,937,711    $          -     $12,945,329

  Unrealized gain on available for sale
    securities at January 1, 1994, date of
    adoption of new accounting principle
    (net of taxes of $113,000)                                 -               -               -         156,011         156,011
  Issuance of common stock under stock
    option plan (Note 9)                                  70,118         348,204               -               -         348,204
  Issuance of 10% common stock dividend
    including fractional shares                          149,020       1,490,200      (1,491,688)              -          (1,488)
  Cash dividends ($0.10 per share)                             -               -        (164,918)              -        (164,918)
  Net change in unrealized gain (loss) on
    available for sale securities (net of taxes
    of $576,000)                                               -               -               -        (795,951)       (795,951)
  Tax benefit of stock option transactions                     -         103,974               -               -         103,974
  Net income                                                   -               -       1,735,660               -       1,735,660
                                                       ---------     -----------     -----------    ------------     -----------

BALANCE, DECEMBER 31, 1994                             1,711,017       7,949,996       7,016,765        (639,940)     14,326,821
  Issuance of common stock under stock
    option plan (Note 9)                                  21,604          18,655               -               -          18,655
  Issuance of 5% common stock dividend
    including fractional shares                           85,539         866,082        (867,861)              -          (1,779)
  Tax benefit of stock option transactions                     -          32,817               -               -          32,817
  Cash dividends ($0.20 per share)                             -               -        (352,228)              -        (352,228)
  Net change in unrealized gain (loss) on
    available for sale securities (net of taxes
    of $496,000)                                               -               -               -         684,825         684,825
  Net loss                                                     -               -      (1,767,393)              -      (1,767,393)
                                                       ---------     -----------     -----------    ------------     -----------

BALANCE, DECEMBER 31, 1995                             1,818,160       8,867,550       4,029,283          44,885      12,941,718

  Cash dividends ($0.24 per share)                                                      (436,855)                       (436,855)
  Net change in unrealized gain (loss) on
    available for sale securities (net of taxes
    of $ 31,477)                                                                                         (43,467)        (43,467)
  Net income                                                                           1,008,263                       1,008,263
                                                       ---------     -----------     -----------    ------------     -----------

BALANCE, DECEMBER 31, 1996                             1,818,160     $ 8,867,550     $ 4,600,691    $      1,418     $13,469,659
                                                       ---------     -----------     -----------    ------------     -----------
                                                       ---------     -----------     -----------    ------------     -----------


See notes to consolidated financial statements.

REGENCY BANCORP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 (IN THOUSANDS)
--------------------------------------------------------------------------------


                                                                                                1996           1995           1994
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                                         $  1,008       $ (1,767)      $  1,736
    Adjustments:
      Provision for credit losses                                                                  -            470            487
      Provision for losses on real estate                                                          -          2,798              -
      Provision for OREO losses                                                                    -            110             61
      Depreciation and amortization                                                              632            606            633
      Deferred income taxes                                                                      831         (1,403)          (112)
      Decrease (increase) in interest receivable and other assets                             (1,491)         1,530         (2,485)
      Increase in surrender value of life insurance                                             (139)          (125)           (44)
      Distributions of income from real estate partnerships                                      103            158          1,504
      Equity in (income) loss of real estate partnerships                                       (151)           (32)        (1,784)
      Decrease in real estate held for sale                                                    7,233          3,472            132
      Increase (decrease) in other liabilities                                                  (790)        (1,490)        (3,819)
      Loss on sale of securities                                                                   -             25              -
      Gain on sale of loans held for sale                                                     (1,315)          (590)          (887)
      Proceeds from sale of loans held for sale                                               13,904          7,522         12,631
      Additions to loans held for sale                                                       (11,313)        (8,919)        (9,839)
      Gain on aquisition of real estate partnerships                                             (63)             -              -
      Gain on sale of premises and equipment and OREO                                             (1)            (4)           (28)

        Net cash provided by (used in) operating activities                                    8,448         (2,361)        (1,814)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of available-for-sale securities                                                 (21,596)       (16,001)        (4,091)
  Proceeds from sales of available-for-sale securities                                         1,000          3,105          5,141
  Proceeds from maturities of available-for-sale securities                                   18,881         11,091          2,227
  Purchases of held-to-maturity securities                                                         -         (7,898)        (5,000)
  Proceeds from maturities of held-to-maturity securities                                          -          6,000            170
  Loan participations purchased                                                               (1,750)          (750)        (2,954)
  Loan participations sold                                                                     4,842            810          5,101
  Net increase in loans                                                                       (7,802)        (1,565)        (8,675)
  Net (increase) decrease in other short-term investments                                        (95)           199          1,968
  Cash received through acquisition of partnerships                                              804            276              -
  Proceeds from sale of OREO                                                                     123             76            139
  Capital contributions to real estate partnerships                                             (397)        (1,443)        (4,481)
  Capital distributions from real estate partnerships                                          1,012            687          2,717
  Payments towards the acquisition and development of investments in real estate                   -         (3,383)          (501)
  Purchases of premises and equipment                                                           (435)          (207)          (619)
  Proceeds from sale of premises and equipment                                                     -          1,682              -
                                                                                            --------       --------       --------

        Net cash used in investing activities                                                 (5,413)        (7,321)        (8,858)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in time deposits                                                    14,265            849          4,715
  Net increase in other deposits                                                               1,791          5,007          9,644
  Cash dividends paid                                                                           (437)          (352)          (165)
  Payments for fractional shares related to stock dividends                                        -             (2)            (1)
  Payments on notes payable                                                                   (8,131)          (321)             -
  Proceeds from notes payable                                                                    385            368              -
  Proceeds from the issuance of common stock under employee stock option plan                      -             19            348
                                                                                            --------       --------       --------

        Net cash provided by financing activities                                              7,873          5,568         14,541

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                          10,908            608          3,869

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                                   8,925          8,317          4,448
                                                                                            --------       --------       --------


CASH AND CASH EQUIVALENTS, END OF YEAR                                                      $ 19,833       $  8,925       $  8,317
                                                                                            --------       --------       --------
                                                                                            --------       --------       --------

REGENCY BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

1.   BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION - The consolidated financial statements include the accounts of Regency Bancorp and its wholly-owned subsidiaries, hereinafter referred to as the ("Company"). Effective March 1, 1995, pursuant to an internal reorganization, Regency Bancorp became a bank holding company for Regency Bank (the "Bank") by the exchange of one share of Regency Bancorp common stock for one share of Regency Bank common stock. Such reorganization was treated similar to a pooling of interests for accounting purposes and, accordingly, the historical cost basis of Regency Bank has been carried forward. The Bank has two wholly-owned subsidiaries, Regency Investment Advisors, Inc., a California corporation ("RIA"), which provides investment management and consulting services, and Regency Service Corporation, a California corporation ("RSC"), that engages in the business of real estate development primarily in the Fresno/Clovis area. All significant intercompany balances and transactions have been eliminated in consolidation.

     NATURE OF OPERATIONS - The Company operates three bank branches through its bank subsidiary in the North Fresno, California area and one branch in Madera, California. The Bank is a California banking corporation which has served individuals, merchants, small and medium-sized businesses and professionals located in and adjacent to Fresno, California, since 1980. The Bank offers a full range of commercial banking services including the acceptance of demand, savings and time deposits, and the making of commercial, real estate (including real estate construction and residential mortgage), Small Business Administration, personal, home improvement, automobile and other installment and term loans. It also offers Visa credit cards, traveler's checks, safe deposit boxes, notary public, customer courier and other customary bank services. The Bank's primary source of revenue is interest generated by providing loans to customers. Additionally, a substantial portion of the Company's revenues is from origination of loans guaranteed by the Small Business Administration under its Section 7 program and sale of the guaranteed portion of these loans. Funding for the Section 7 program depends on annual appropriations by the U.S. Congress. Another significant portion of the Company's operations is derived from RSC through its real estate development activities. Such activities consist primarily of acquisition, development and sale of residential real properties and historically have been structured as limited partnerships in which RSC is the limited partner and various local developers are the general partners. As discussed further in Note 4 to the consolidated financial statements, RSC is in the process of divesting all of its real estate investments.

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     SIGNIFICANT ACCOUNTING POLICIES - The accounting and reporting policies of the Company conform to generally accepted accounting principles and to prevailing practices within the banking industry. The following is a summary of significant policies:

     a. INVESTMENT SECURITIES - The Company's investment policy, as established by its investment committee, governs the type and quality of securities in which management may invest with the objective of achieving optimum balance between credit quality, liquidity and income. At January 1, 1994, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The initial effect of the adoption on the Bank's financial position was to increase assets and shareholders' equity by $156,011. The Company has classified its investment securities as held to maturity or available for sale. Securities held to maturity are carried at cost adjusted by the accretion of discounts and amortization of premiums. The Company has the ability and positive intent to hold these investment securities to maturity. Securities available for sale may be sold to implement the Bank's asset/liability management strategies and in response to changes in interest rates, prepayment rates and similar factors.
          These securities are recorded at their fair value. Unrealized gains or losses are included in shareholders' equity, net of tax. Gain or loss on the sale of available-for-sale securities is based on the specific identification method.

     b. LOANS - Loans are stated at the outstanding unpaid principal balance reduced by any chargeoffs or specific valuation allowances. Interest on loans is accrued daily based on outstanding loan balances. The recognition of interest income on a loan is discontinued, and previously accrued interest is reversed, when the payment of interest or principal is ninety days past due, unless the outstanding loan is adequately secured and is in the process of collection. The loan is accounted for thereafter on the cash or cost recovery method until qualifying for return to accrual status.

          Nonrefundable fees and related direct costs associated with the origination or purchase of loans are deferred and netted against outstanding loan balances. The net deferred fees and costs are generally amortized into interest income over the loan term using a method which approximates the interest method. Other credit-related fees, such as standby letter of credit fees, loan placement fees and annual credit card fees are recognized as noninterest income over the commitment period or over the period the related service is performed.

          Effective January 1, 1995, the Company adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure." SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or as a practical expedient at the loan's observable market rate or the fair value of the collateral if the loan is collateral dependent. Under SFAS No. 114, a loan is considered impaired when, based on current information, it is probable that the borrower will be unable to pay contractual interest or principal payments as scheduled in the loan agreement. SFAS No. 114 applies to all loans except smaller - balance homogeneous consumer loans, loans carried at fair value or the lower of cost or fair value, debt securities and leases. SFAS No. 114 also requires that impaired loans for which foreclosure is probable should be accounted for as loans. SFAS No. 118 amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest income on impaired loans and requires certain information to be disclosed. The effect of adopting these standards was immaterial.

     c. ALLOWANCE FOR CREDIT LOSSES - The allowance for credit losses represents management's recognition of the risks assumed when extending credit and its evaluation of the quality of the loan portfolio. The allowance is maintained at a level considered to be adequate for potential credit losses based on management's assessment of various factors affecting the loan portfolio, which include a review of problem loans, business conditions and an overall evaluation of the quality of the portfolio. The allowance is increased by provisions for credit losses charged to operations and reduced by charges to the allowance net of recoveries. Management considers the allowance for loan losses adequate to cover any losses that may be inherent in the loan portfolio.

          In evaluating the probability of collection, management is required to make estimates and assumptions that affect the reported amounts of loans, allowance for credit losses and the provision for credit losses charged to operations. Actual results could differ significantly from those estimates.

     d. SALES AND SERVICING OF SBA LOANS - The Company originates loans to customers under a Small Business Administration ("SBA") program that generally provides for SBA guarantees of 75% to 90% of each loan. Loans held for sale are carried at the lower of cost or estimated market value in the aggregate. The Company generally sells the guaranteed portion of each loan to a third-party and retains the unguaranteed portion in its own portfolio. The Company may be required to refund a portion of the sales premium received, if the borrower defaults or the loan prepays within 90 days of the settlement date. At December 31, 1996 and 1995, the Company had received premiums of $169,456 and $5,434, respectively, subject to such recourse. A gain is recognized on these loans through collection on sale of a premium over the adjusted carrying value, through retention of an ongoing rate differential less a normal service fee (excess servicing fee) between the rate paid by the borrower to the Company and the rate paid by the Company to the purchaser, or both.

          To calculate the gain (loss) on sale, the Company's investment in an SBA loan is allocated among the retained portion of the loan, the excess servicing retained and the sold portion of the loan, based on the relative fair value of each portion. The gain (loss) on the sold portion of the loan is recognized at the time of sale based on the difference between the sale proceeds and the allocated investment. As a result of the relative fair value allocation, the carrying value of the retained portion is discounted, with the discount accreted to interest income over the life of the loan. The excess servicing fee is reflected as an asset which is amortized over an estimated life using a method approximating the level yield method; in the event future prepayments exceed management's estimates and future expected cash flows are inadequate to cover the unamortized excess servicing asset, additional amortization would be recognized. In its calculation of excess servicing fees, the Bank is required to estimate a "normal" servicing fee. In 1996 and 1995, the Company used .40% as its estimate of a normal servicing fee. In 1994, the Bank used 1.0% as its estimate. The effect of the change was not material.

     e. PREMISES AND EQUIPMENT - Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets as follows:

          Buildings                                         30 years
          Leasehold improvements                            Life of the lease
          Furniture and equipment                           3 - 10 years

          In 1995, the Company entered into a sale-leaseback of its corporate headquarters building. The deferred gain recorded on the sale was $270,252 and is being amortized over the leaseback period of 15 years.

     f. OTHER REAL ESTATE OWNED - Other real estate owned is comprised of properties acquired through foreclosure proceedings or acceptance of deeds in lieu of foreclosure. Real property so acquired is initially recorded at the lower of its fair value (less estimated selling costs) on the date of foreclosure or the recorded investment in the related loan, establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the property is carried at the lower of its cost or fair value less estimated selling costs with related adjustments included in other noninterest expense.

     g. INVESTMENTS IN REAL ESTATE - Investments in real estate represent RSC's equity interests in real estate development partnerships and certain other real estate holdings held for sale or development (see
          Note 4). All investments in real estate are valued at net realizable value. Revenue recognition on the disposition of real estate, including other real estate owned, is dependent upon the transaction meeting certain criteria relating to the nature of the property sold and the terms of the sale. Under certain circumstances, revenue recognition may be deferred until these criteria are met. Interest and other carrying charges related to property held for development are capitalized during the construction period. The Company capitalizes interest on qualifying expenditures at its average cost of funds. Capitalization of interest ceases when the qualifying asset is substantially complete and ready for sale or when activities related to development cease. For 1996, 1995 and 1994, the Company capitalized interest of $ 0, $55,000 and $299,000, respectively.

     h. INCOME TAXES - The Company files a consolidated federal income tax return and a combined California tax return. Deferred income taxes are provided for temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities in accordance with Statement of Financial Accounting Standards No. 109.

     i. CASH AND CASH EQUIVALENTS - The Company considers cash and cash equivalents to include cash, federal funds sold, and other short-term investments consisting of deposits in other banks. Generally, federal funds are sold for one-day periods.

     j. NET INCOME (LOSS) PER SHARE - Primary earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding and dilutive common stock equivalents (stock options) assumed to be outstanding during the year. Stock options were antidilutive in 1995 and were therefore excluded from weighted shares outstanding. Fully diluted earnings per share did not differ significantly from primary earnings per share. All share and per share amounts have been adjusted retroactively to reflect the 5% stock dividend issued in 1995 and a 10% stock dividend in 1994.

     k. STOCK-BASED COMPENSATION - The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with APB No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES.

     l. NEW ACCOUNTING PRONOUNCEMENTS - In June 1996, SFAS No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" was issued. The Statement establishes standards for when transfers of financial assets, including those with continuing involvement by the transferor, should be considered a sale. SFAS No. 125 also establishes standards for when a liability should be considered extinguished. This statement is effective for transfers of assets and extinguishments of liabilities after December 31, 1996, applied prospectively. In December 1996, the FASB reconsidered certain provisions of SFAS No. 125 and issued a SFAS No. 127 to defer for one year the effective date of implementation for transactions related to repurchase agreements, dollar-roll repurchase agreements, securities lending and similar transactions. Earlier adoption or retroactive application of this statement with respect to any of its provisions is not permitted. Management believes that the effect of adoption on the Company's financial statements will not be material.

          In January 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 establishes standards for accounting for the impairment of long-lived assets, certain identifiable intangibles and goodwill. It does not apply to financial instruments, long-term customer relationships of a financial institution, mortgage and other servicing rights, or deferred tax assets. The effect of adoption of this statement was not material.

2.   INVESTMENT SECURITIES

     Investment securities are comprised of the following:


                                                                 DECEMBER 31, 1996
                                              --------------------------------------------------------
                                                                GROSS        GROSS
                                                AMORTIZED     UNREALIZED   UNREALIZED         FAIR
                                                  COST          GAINS        LOSSES           VALUE
     AVAILABLE FOR SALE:
       U.S. Treasuries                        $  2,019,727    $   9,752    $      -       $  2,029,479
       U.S. Government agencies                 21,407,763       37,031       (61,743)      21,383,051
       Mortgage-backed securities                7,972,143       54,062       (78,031)       7,948,174
       State and political subdivisions          1,517,647       41,373           -          1,559,020
       Equity securities                           349,904          -             -            349,904
                                              ------------    ---------    ----------     ------------
                                              $ 33,267,184    $ 142,218    $ (139,774)    $ 33,269,628
                                              ------------    ---------    ----------     ------------
                                              ------------    ---------    ----------     ------------


                                                                 DECEMBER 31, 1996
                                              --------------------------------------------------------
                                                                GROSS        GROSS
                                                AMORTIZED     UNREALIZED   UNREALIZED         FAIR
                                                  COST          GAINS        LOSSES           VALUE
     AVAILABLE FOR SALE:
       U.S. Treasuries                        $  2,003,041    $   1,399    $      -       $  2,004,440
       U.S. Government agencies                 20,473,790       76,007       (90,434)      20,459,363
       Mortgage-backed securities                7,655,313       96,329       (66,211)       7,685,431
       State and political subdivisions          1,540,213       60,298           -          1,600,511
                                              ------------    ---------    ----------     ------------

                                              $ 31,672,357    $ 234,033    $ (156,645)    $ 31,749,745
                                              ------------    ---------    ----------     ------------
                                              ------------    ---------    ----------     ------------


There were no investment securities classified as held to maturity at December 31, 1996 or December 31, 1995.

In November 1995, the FASB issued additional implementation guidance regarding previously issued SFAS No. 115. In accordance with this guidance and prior to December 31, 1995, companies were allowed a one-time reassessment of their classification of securities and were required to account for any resulting transfers at fair value. Transfers from the held-to-maturity category that result from this one-time reassessment will not call into question the intent to hold other securities to maturity in the future. The Company transferred approximately $8,967,970 of securities from the held-to-maturity portfolio to the available for sale portfolio. Available-for-sale securities were adjusted to fair value and stockholders' equity was increased by $16,728, net of income taxes of $12,113. This transfer was made to allow the Company greater flexibility in managing its interest rate risk and liquidity.

Gross realized gains and losses on sales of available-for-sale securities in 1996, 1995 and 1994 are as follows:

                                                    YEAR ENDED DECEMBER 31
                                              ----------------------------------
                                                 1996         1995         1994

     Gross realized gains                     $   -      $   2,606    $   9,328
     Gross realized losses                        -        (27,678)      (9,013)
                                              -------    ---------    ---------

          Net gain (loss)                     $   -      $ (25,072)   $     315
                                              -------    ---------    ---------

The amortized cost and fair value of debt securities available for sale at December 31, 1996, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                          DECEMBER 31, 1996
                                                       ------------------------
                                                        AMORTIZED      FAIR
                                                          COST         VALUE
     AVAILABLE FOR SALE:
       Due in one year or less                         $ 3,730,901  $ 3,731,512
       Due after one year through five years            16,310,621   16,311,232
       Due after five years through ten years            5,837,968    5,838,579
       Due after ten years                               7,387,694    7,388,305
                                                       -----------  -----------

                                                       $33,267,184  $33,269,628
                                                       -----------  -----------
                                                       -----------  -----------

At December 31, 1996 and 1995, investment securities with carrying values of approximately $3,019,727 and $4,996,992 (market value of $3,026,930 and $4,975,160, respectively), were pledged as collateral to secure public funds and for other purposes as required by law or contract.

3.  LOANS

    Loans are comprised of the following:


                                                 December 31
                            ----------------------------------------------------
                                    1996                          1995
                            --------------------------    ----------------------
                                            Percent                    Percent
                                           of Total                   of Total
                             Amount           Loans        Amount        Loans

Commercial                  $ 55,149,130       54%        $ 51,397,988    55%
Real estate:
  Mortgage                    13,259,617       13%          10,389,320    11%
  Construction                23,795,506       24%          23,705,602    25%
Consumer and other             8,777,703        9%           8,892,302     9%
                            -------------     ----        ------------   ----

   Total loans               100,981,956      100%          94,385,212   100%
                                              ----                       ----
Less:
  Unearned discount              681,262                       468,241
  Deferred loan fees             392,319                       355,268
  Allowance for credit losses  1,614,742                     1,784,264
                            -------------                 ------------
   Loans, net                 98,293,633                    91,777,439

Loans held for sale            1,476,322                     2,751,920
                            -------------                 ------------

   Total loans, net         $ 99,769,955                  $ 94,529,359
                            -------------                 ------------
                            -------------                 ------------

The Company's business activity is with customers primarily located within Fresno and Madera counties. The Company grants real estate, commercial and installment loans to these customers. The Company's commercial portfolio is highly diversified among industry groups within the Company's service area. The Company's largest concentration of loans is in real estate mortgages and real estate construction lending. A significant portion of its customers' ability to repay these loans is dependent upon the economic sectors of residential real estate development and construction. Generally, loans are secured by various forms of collateral. The loans are expected to be repaid from income of the borrower or with proceeds from the sale of assets securing the loans. The Company's loan policy requires sufficient collateral to meet the Company's relative risk criteria for each borrower. The Company's collateral mainly consists of real estate, cash, accounts receivable, inventory and other financial instruments. The Company either maintains possession of the collateral in safekeeping or perfects a security interest with the State of California.

     The Company's current policy is to cease accruing interest when a loan becomes 90-days past due as to principal or interest; when the full, timely collection of interest or principal becomes uncertain; or when a portion of the principal balance has been charged off, unless the loan is well secured and in the process of collection. When a loan is placed on nonaccrual status, the accrued and uncollected interest receivable is reversed and the loan is accounted for on the cash or cost recovery method thereafter, until qualifying for return to accrual status. Generally, a loan may be returned to accrual status when all delinquent interest and principal become current in accordance with the terms of the loan agreement or when the loan is both well secured and in process of collection.

          At December 31, 1996, nonaccrual loans amounted to $3,301,000 or 3.22% of total loans compared to $581,000 or .60% at December 31, 1995. Of the total nonaccrual loans, $3,250,000 represented loans RSC has made to facilitate the sale of former partnerships that have loan to value ratios higher than would normally be made by the Bank. While the Company has placed these loans on non-accrual RSC continues to receive principal and interest payments based on the terms of individual notes. at December 31, 1995 of the $581,000 in non-accrual loans, $505,000 represented loans RSC had outstanding to real estate limited partnerships. the gross interest income that would have been recorded for loans placed on nonaccrual status was $276,000, $82,000 and $43,000 for the years ended December 31, 1996, 1995 and
1994, respectively.

          Other real estate owned was $437,000 at December 31, 1996 compared to $341,000 at December 31, 1995. There were no troubled debt restructured loans as defined in Statement of Financial Accounting Standards No. 15 at December 31, 1996.

------------------------------------------------------------------------------
(In thousands, except percentages)                    1996              1995
------------------------------------------------------------------------------
NONPERFORMING ASSETS:
Nonaccrual RSC loans                               $ 3,250              $505
Nonaccrual Bank loans                                   51                76
Restructured loans                                      --                --
------------------------------------------------------------------------------
Nonperforming loans                                  3,301               581
Other real estate owned                                437               341
------------------------------------------------------------------------------
Total nonperforming assets                           3,738               922
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Total loans before allowance for losses (1)        102,458            97,137
Total assets                                       181,058           163,682
Allowance for possible credit losses                (1,615)           (1,784)
------------------------------------------------------------------------------
RATIOS:                                               3.22%              .60%
Nonperforming loans to total loans
Nonperforming loans to total loans                     .05%              .08%
  (excluding RSC loans)
Nonperforming assets to:
  Total loans                                         3.65%              .95%
  Total loans and OREO                                3.63%              .95%
  Total assets                                        2.06%              .56%
  Allowance for possible credit losses               43.20%            193.5%
------------------------------------------------------------------------------

(1) Total loans include deferred loan fees and discounts on loans of $1,074,000 and $824,000 at December 31, 1996 and 1995, respectively.

  Management is not aware of any potential problem loans, which were accruing interest at December 31, 1996, where serious doubt exists as to the ability of the borrower to comply with present repayment terms.

  The Company does not believe there to be any concentration of loans in excess of 10% of total loans which are not disclosed above which would cause them to be significantly impacted by economic or other conditions.

At December 31, 1996 and 1995, the Company's recorded investment in loans for which an impairment has been recognized totaled $242,000 and $673,000, respectively. These amounts were evaluated for impairment using the fair value of collateral. At December 31, 1996, included in total impaired loans were $113,000 of impaired loans for which the related SFAS No. 114 allowance was $89,000 as well as $129,000 of impaired loans, that as a result of writedown or the fair value of the collateral, did not have a SFAS No. 114 allowance. At December 31, 1995, included in total impaired loans were $162,000 of impaired loans for which the related SFAS No. 114 allowance was $58,000, as well as $510,265 of impaired loans that, as a result of write-downs or the fair value of collateral, did not have a SFAS No. 114 allowance. The average recorded investment in impaired loans was $188,000 for 1996 and $183,000 for 1995. The Company uses the cash basis method of income recognition for impaired loans. For the years ended December 31, 1996 and 1995, the Company did not recognize any income on such loans.

An analysis of the changes in the allowance for credit losses is as follows:


                                                         Year Ended December 31
                                        --------------------------------------------------------
                                             1996                1995                 1994
                                             ----                ----                 ----
Balance, beginning of the year          $  1,784,264        $  1,541,331        $  1,337,800
Provision charged to operations                  --              470,000             487,065
Losses charged to the allowance             (258,205)           (264,706)           (313,012)
Recoveries of amounts charged off             88,683              37,639              29,478
                                        ------------        ------------        ------------
Balance, end of the year                $  1,614,742        $  1,784,264        $  1,541,331
                                        ------------        ------------        ------------
                                        ------------        ------------        ------------


Loans held for sale consist of SBA loans complying with the Small Business Administration loan program standards. It is the Bank's intention to sell the guaranteed portion of these loans. Sales totaling approximately $12,794,000, $6,850,000 and $12,631,000 in 1996, 1995 and 1994, resulted in recognized gains of approximately $1,315,000, $590,000 and $887,000 in 1996, 1995 and 1994, respectively.

Included in commercial loans are SBA loans with unguaranteed balances of $13,084,042 and $11,367,334 at December 31, 1996 and 1995, respectively.
Included in other assets is the excess servicing asset of $595,000 and $290,000 at December 31, 1996 and 1995, respectively.

In the ordinary course of business, the Company enters into various types of transactions which involve financial instruments with off-balance sheet risk. These instruments include commitments to extend credit and standby letters of credit which are not reflected in the accompanying balance sheets. These transactions may involve, to varying degrees, liquidity, credit and interest rate risk in excess of the amount, if any, recognized in the balance sheets. The Company's off-balance sheet credit risk exposure is the contractual amount of commitments to extend credit and standby letters of credit. The Company applies the same credit standards to these contracts as it uses in its lending process.

                                                                    December 31
                                                                   -------------
                                                                       1996
Financial instruments whose contractual
  amount may represent additional risk
  if funded:
    Commitments to extend credit                                    $57,927,000
    Standby letters of credit                                         1,267,000

    Commitments to extend credit are agreements to lend to customers. These commitments have specified interest rates and generally have fixed expiration dates but may be terminated by the Company if certain conditions of the contract are violated. Many of these commitments are expected to expire or terminate without funding. Therefore, the total commitment amounts do not necessarily represent future cash requirements. Collateral relating to these commitments varies, but may include cash, securities and real estate.

    Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Credit risk arises in these transactions from the possibility that a customer may not be able to repay the Company upon default of performance. Collateral held for standby letters of credit is based on an individual evaluation of each customers' credit worthiness, but may include cash, securities or other guarantees.

4.  REAL ESTATE ACTIVITIES

    Regency Service Corporation ("RSC") is involved in residential real estate development in the Fresno/Clovis area through both limited partnership investments in joint ventures and direct investments in real estate projects. These real estate activities consist primarily of residential subdivisions being developed into lots and homes. Limited partnership investments are accounted for under the equity method. Direct investments
    in real estate projects are consolidated.   Gains on sales of limited
    partnership properties are recognized on the accrual method and are allocated between the partners based on the provisions of the partnership agreements.

    In 1995, RSC acquired two partnerships resulting in 100% ownership of these
    two entities by RSC.   In 1996, RSC dissolved a total of six partnerships
    and sold its investments in one property. As a result of these transactions, RSC obtained sole ownership of five projects, closed one project out completely and financed the sale of two properties. Accordingly, the accompanying consolidated financial statements include these as consolidated entities from the date of acquisition. The condensed financial information of the acquired entities as of the acquisition dates were as follows:

                                                     1996           1995
Assets:
  Cash                                          $   803,907    $   276,113
  Notes Receivable                                2,205,167             --
  Land and real estate under construction        16,077,321      7,394,341
  Other residential property                             --        290,811
  Other assets                                      227,212        342,157
                                                -----------    -----------
      Total assets                               19,133,607      8,303,422

Liabilities:
  Notes payable                                   8,614,404      4,062,197
  Accrued interest and other liabilities            713,693        559,517
                                                ------------   ------------
      Total liabilities                           9,328,097      4,621,714
                                                ------------   ------------
Equity                                          $ 9,805,510    $ 3,681,708
                                                ------------   ------------
                                                ------------   ------------

At December 31, 1996 and 1995, the following notes payable resulting from the acquisition are included in the Company's consolidated financial statements:


                                                                                      December 31
                                                                             ----------------------------
                                                                                  1996           1995
Construction notes payable to a bank, interest at prime plus 2%, due on various dates in 1997, collateralized by residential lots
  and homes under construction                                                $  126,750      $1,966,312

Acquisition and land development notes payable to a bank,
  interest at prime plus 2%, due on various dates in 1997,
  collateralized by residential lots                                             271,233       1,609,283

Mortgage notes payable, interest rates ranging from 5.7%
  to 12%, due on various dates in 1996, collateralized by single family residences with a carrying value of approximately
  $288,000                                                                            --         211,453

Other notes payable, interest rates ranging from 8% to 10%,
  due on various dates in 1996, collateralized by residential lots                    --         321,772

Acquisition and land development note payable to a bank,
  interest at prime plus 2%, due in 1997,
  collateralized by residential lots                                           1,570,455              --

Other note payable to a Foundation, interest at 10%, due in
  1997, collateralized by residential lots                                       176,966              --

Acquisition and land development notes payable to a bank,
  interest at 10.25%, due on various dates in 1997,
  collateralized by residential lots                                           1,837,804              --

Construction notes payable to a bank, interest at 10.25%, due on various dates in 1997, collateralized by residential lots
  and homes under construction                                                   993,426              --
                                                                             ---------------  -----------

                                                                              $4,976,634      $4,108,820
                                                                             ---------------  -----------
                                                                             ---------------  -----------


Under the terms of each note agreement, the Company is required to make loan payments as lots are sold to obtain release of the lien on those lots.

Included in the investments in real estate balance at December 31, 1996 are acquisition, development and construction loans held by the Bank totaling $208,856. The remaining investments in real estate balance of $16,279,914 represents RSC's investments in real estate.

Condensed financial information relative to RSC included in the Company's consolidated financial statements at December 31, 1996 and 1995, respectively, are as follows:


                                                                               December 31
                                                                ----------------------------------------
                                                                     1996                     1995
Financial position:
  Investments in real estate:
    Real estate held for sale                                    $15,520,293               $ 8,275,148
    Equity in partnerships                                         2,069,621                12,476,868
                                                                 ------------              ------------
         Investment in real estate before allowance               17,589,914                20,752,016
    Allowance for real estate losses                              (1,310,000)               (2,797,543)
                                                                 ------------              ------------
         Investment in real estate                                16,279,914                17,954,473

  Loans to real estate partnerships and financial projects         3,987,530                 2,577,050
    Allowance for loan losses                                       (110,000)                 (110,000)
                                                                 ------------              ------------
         Net loans                                                 3,877,530                 2,467,050

  Other assets                                                     1,732,825                 1,392,958

  Liabilities                                                     (6,218,686)               (5,338,796)
                                                                 ------------              ------------

  Bank's investment in RSC                                       $15,671,583               $16,475,685
                                                                 ------------              ------------
                                                                 ------------              ------------



                                                                                Year Ended December 31
                                                                ------------------------------------------------------
                                                                       1996                   1995           1994
Summary of income (loss):
  Income from partnerships accounted for on
    the equity method (before amortization of
    capitalized interest and eliminating entries of
    $0 in 1996, $367,770 in 1995 and
    $99,429 in 1994                                               $   151,456           $    31,139     $ 1,883,244
  Loss from consolidated real estate
    investments                                                      (583,486)             (348,496)             --
  Provision for real estate losses                                         --            (2,797,543)             --
  Provision for loan losses                                                --              (110,000)             --
                                                                  -------------         -------------   --------------

         Net income (loss) from partnerships                         (432,030)           (3,224,900)      1,883,244

  Other income                                                        249,101                85,203         194,842
  Other expenses                                                   (1,316,540)             (874,435)     (1,175,840)
                                                                  -------------         -------------   -------------

         Total income (loss) from RSC (excluding
           income taxes)                                          $(1,499,469)          $(4,014,132)    $   902,246
                                                                  -------------         -------------   -------------


The general partners in RSC's joint venture investments have personally guaranteed the amounts loaned to those ventures by RSC.

In December 1995, RSC recorded a provision of $2,797,543 to reflect estimated excess costs of land and real estate under development over the expected future sales prices.

Condensed unaudited financial information relative to the unconsolidated investments in the real estate partnerships before eliminations, are as follows:

                                                       (Unaudited)
                                                       December 31
                                              ------------------------------
                                                   1996           1995

Financial Position:
  Real estate                                 $  6,882,374   $  31,832,238
  Other assets                                   1,412,310       4,602,829
                                              ------------   -------------
           Total                              $  8,294,684   $  36,435,067
                                              ------------   -------------
                                              ------------   -------------
  Liabilities and Equity:
    Liabilities (primarily third-party debt)  $  4,967,164   $  21,309,559
    RSC's equity                                 2,069,621      12,476,868
    Others' equity                               1,257,899       2,648,640
                                              ------------   -------------

           Total                              $  8,294,684   $  36,435,067
                                              ------------   -------------
                                              ------------   -------------


                                                        YEAR ENDED DECEMBER 31
                                                --------------------------------------------
                                                1996            1995            1994
    Summary of partnerships' income (loss):
     Sales of real estate                       $11,929,820     $28,895,811     $40,575,374
     Cost of sales and expenses                 (11,634,514)    (29,127,929)    (37,947,604)
                                               -------------   -------------   -------------
           Net income (loss)                    $   295,306     $  (232,118)    $ 2,627,770
                                               -------------   -------------   -------------
                                               -------------   -------------   -------------
    RSC's share of net income in limited        $   151,456     $    31,139     $ 1,907,865
     partnerships

    Increases (decreases) to RSC's share of
     net income:
      Amortization of capitalized interest             -           (367,770)       (124,050)
      Loss from consolidated real estate
       investments                                 (583,486)       (348,496)          -
      Provision to reduce partnerships' carrying
       value of land and real estate under
       development                                     -         (2,797,543)          -
      Other                                          80,986          41,380           -
                                               -------------    ------------    -----------
           Total                                   (502,500)     (3,472,429)      (124,050)
                                               -------------    ------------    -----------
    Income (loss) from investments in real
     estate                                     $  (351,044)   $ (3,441,290)   $ 1,783,815
                                               -------------   -------------   ------------
                                               -------------   -------------   ------------


    The FDIC has adopted final regulations under the Federal Deposit Insurance Corporation Improvement Act of 1991 regarding real estate investment and development activities of insured state banks and their majority-owned subsidiaries.

    Under the FDIC regulations, banks were required to divest their real estate development investments as quickly as prudently possible but in no event later than December 19, 1996, and submit a plan to the FDIC regarding divestiture of such investments. Such regulations also permitted banks to apply for the FDIC's consent to continue, on a limited basis, certain real estate development activities.

    In 1994 the Bank and RSC submitted a divestiture plan (the "Divestiture Plan") to the FDIC. The Divestiture Plan provided for RSC to divest itself of all real estate development investments by year-end 1996; however, since RSC was a limited partner in the majority of its real estate development projects and, thus, did not control the operation of such projects, there was no assurance that such divestiture would occur by year-end 1996. In December 1995, the Bank and RSC submitted a request to extend the mandatory time period in which it must divest of its real estate development interests. In December 1996, the FDIC, responding to the Bank's request, granted the Bank and RSC a two year extension, until December 31, 1998, to continue its divestiture activities.

    Through this divestiture process, RSC has obtained sole ownership of seven projects and has financed the sale of two projects to former joint venture partners. As of December 31, 1996, RSC has two remaining joint venture projects in which RSC is the limited partner.

5.  PREMISES AND EQUIPMENT
    Bank premises and equipment consists of the following:

                                                             DECEMBER 31
                                                     -------------------------
                                                         1996           1995

      Land                                           $     -        $     -
      Buildings                                         245,000        245,000
      Leasehold improvements                          1,253,425      1,149,083
      Furniture and equipment                         3,421,063      3,090,537
                                                     ----------     ----------
                                                      4,919,488      4,484,620
      Accumulated depreciation and amortization      (2,657,784)    (2,146,011)
                                                     ----------     ----------
           Total premises and equipment              $2,261,704     $2,338,609
                                                     ----------     ----------
                                                     ----------     ----------

6.  DEPOSITS
    Deposits are comprised of the following:
                                                             DECEMBER 31
                                                  -----------------------------
                                                         1996           1995

      Noninterest bearing deposits                $  36,612,614  $  32,672,533
      Interest bearing deposits:
       NOW and money market accounts                 47,850,259     40,656,083
       Savings accounts                              25,539,983     34,882,487
       Time deposits:
        Under $100,000                               19,032,426     12,228,879
        $100,000 and over                            30,766,258     23,305,062
                                                  -------------  -------------
            Total interest bearing deposits         123,188,926    111,072,511
                                                  -------------  -------------
            Total deposits                        $ 159,801,540  $ 143,745,044
                                                  -------------  -------------
                                                  -------------  -------------

    At December 31, 1996, time deposits of $100,000 or more include approximately $16,171,000 maturing in 3 months or less, $10,432,000 maturing in 3 to 12 months and $4,163,000 maturing after 12 months.

    At December 31, 1996, the scheduled maturities of all certificates of deposits and other time deposits are as follows:

                                                DECEMBER 31, 1996
                                      -----------------------------------------
                                       1997                       $ 41,455,266
                                       1998                          7,289,702
                                       1999                            333,571
                                       2000                            630,147
                                       2001 and thereafter              89,998
                                                                  ------------

                                                                   $49,798,684
                                                                  ------------
                                                                  ------------

7.  SHORT-TERM BORROWINGS AND LEASE COMMITMENTS

    At December 31, 1996 and 1995 , the Company had no federal funds purchased or securities sold under repurchase agreements outstanding.

    At December 31, 1996, the Company had unsecured federal funds lines of credit available providing for short-term borrowings up to an aggregate of $9,000,000. Borrowings under federal funds lines are generally on an overnight basis with interest rates determined by market conditions. Interest rates ranged between 5.25% - 5.50% at December 31, 1996. The agreements are subject to annual renewal. Information concerning federal funds lines is summarized as follows:

                                                             DECEMBER 31
                                                      ------------------------
                                                         1996           1995
       Average balance during the year               $   868,638    $   495,000
       Average interest rate during the year                5.69%          6.00%
       Maximum month-end balance during the year     $ 3,500,000    $ 1,000,000


    In addition to its federal funds lines, the Company uses unpledged securities in its investment portfolio as a source of short-term liquidity by selling securities under repurchase agreements. Securities sold under repurchase agreements generally mature within one to seven days from the transaction date. Securities sold under repurchase agreements are delivered to broker dealers who arrange the transactions. The broker dealers may sell, loan or otherwise dispose of such securities to other parties in the normal course of their operations and agree to resell to the Company substantially identical securities at the maturities of the agreements. There were no such outstanding agreements at December 31, 1996 and 1995. Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                             DECEMBER 31
                                                      ------------------------
                                                         1996           1995
       Average balance during the year               $  616,535     $  418,000
       Average interest rate during the year               5.79 %         6.41%
       Maximum month-end balance during the year     $4,953,750     $5,535,000

       Securities underlying the agreements at year end:
       Carrying value                                $      -       $     -
       Estimated fair value                          $      -       $     -

    The Company leases land and a building under a lease agreement having an initial term of approximately 30 years. The lease is accounted for as an operating lease for the land and a capital lease for the building.

    During 1995, the Company entered into a sale-leaseback of its corporate headquarters. The leaseback is accounted for as an operating lease with a term of 15 years. Additionally, the Bank has lease commitments related to certain other properties which are accounted for as operating leases. Rent expense under all operating lease agreements was $540,000, $273,000 and $214,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

    At December 31, 1996, the aggregate minimum future lease commitments under capital leases and noncancelable operating leases with terms of one year or more consist of the following:

                                                       CAPITAL         OPERATING
                                                       LEASES           LEASES
                                                     ----------------------------
       1997                                           $  47,525       $  516,479
       1998                                              47,525          516,993
       1999                                              47,525          506,170
       2000                                              75,650          477,120
       2001                                              75,650          457,417
       Thereafter                                     2,603,155        4,931,448
                                                    -----------      -----------
       Total minimum lease payments                   2,897,030      $ 7,405,627
       Amount representing interest                  (2,652,030)     -----------
                                                    -----------      -----------
       Net present value of minimum lease payments   $  245,000
                                                    -----------
                                                    -----------

8.  INCOME TAXES
    Income tax expense (benefit) is summarized as follows:

                                                           YEAR ENDED DECEMBER 31
                                                   ----------------------------------
                                                       1996         1995         1994
      Current:
       Federal                                     $ (149,114)   $ 135,000    $ 953,000
       State                                           54,424       92,000      354,000
                                                   ----------    ---------    ---------
           Total current                              (94,690)     227,000    1,307,000

      Deferred:
       Federal                                        688,006   (1,634,000)     (87,000)
       State                                          138,834      231,000      (25,000)
                                                   ----------    ---------    ---------
           Total deferred                             826,840   (1,403,000)    (112,000)
                                                   ----------   ---------    ---------
                                                   $  732,150  $(1,176,000)  $1,195,000
                                                   ----------  -----------   ----------
                                                   ----------  -----------   ----------

    A reconciliation of the statutory federal income tax rate (benefit) with the effective tax rate is as follows:

                                                   PERCENT OF PRE-TAX INCOME
                                                    YEAR ENDED DECEMBER 31
                                                  ----------------------------
                                                    1996       1995      1994

       Statutory rate                              35.0 %    (35.0)%    35.0 %
       State taxes, net of federal benefit          7.3 %     (6.8)%     7.6 %
       Tax-exempt interest                         (1.5)%     (1.0)%    (2.0)%
       Life insurance                              (2.5)%     (1.3)%    (0.7)%
       Other, net                                  (3.7)%      4.2 %     0.8 %
                                                   -----      -----     -----
                                                   42.0 %    (39.9)%    40.7 %
                                                   -----      ----      ----
                                                   -----      ----      ----

    Income taxes (benefit) related to investment security gains and losses were $0 for the year ended December 31,1996, totaled approximately $(10,000) for the year ended December 31, 1995, and were insignificant for the year ended December 31, 1994, based on the effective tax rates for those years.

    The Corporation's net deferred tax asset (included in other assets) is comprised of the following:

                                                             DECEMBER 31
                                                     ---------------------------
                                                         1996           1995
      Deferred tax assets:
       Bad debt reserves                              $ 519,000      $ 566,000
       Lease financing                                  132,000        117,000
       Deferred compensation                            313,000        261,000
       Nonaccrual loan interest                         143,000         22,000
       Gain on sale-leaseback                            21,000        119,000
       Allowance for real estate losses                 606,000      1,338,000
       Other                                             83,000         81,000
                                                     ----------     ----------
           Total deferred tax assets                  1,817,000      2,504,000
                                                     ----------     ----------
       Deferred tax liabilities:
        State taxes                                    (141,000)      (158,000)
        Depreciation                                    (92,000)       (92,000)
        Unrealized investment gains                      (1,000)       (32,000)
        Other                                          (206,000)       (49,000)
                                                     ----------     ----------

           Total deferred tax liabilities              (440,000)      (331,000)
                                                     ----------     ----------
           Net deferred tax asset                    $1,377,000     $2,173,000
                                                     ----------     ----------
                                                     ----------     ----------

9.  EMPLOYEE BENEFIT PLANS

    STOCK OPTION PLAN - The Company has reserved 545,448 shares of its common stock for issuance under its amended 1990 stock option plan. Options granted under the plan may either be immediately exercisable for the full number of shares granted thereunder or may become exercisable in cumulative increments over a period of months or years as determined by the Stock Option Committee of the Board of Directors but, in no event less than 20% of the shares subject to the option per year during the five years from the date of grant. All options are granted at prices not less than 100% of the fair value of the stock at the date of grant. The options began to expire in 1995 and will continue to do so through 2006.

    A summary of stock option activity follows:


                                                                     WEIGHTED
                                                        NUMBER        AVERAGE
                                                      OF SHARES   EXERCISE PRICE

OUTSTANDING, JANUARY 1, 1994                            213,627         $5.42

  Effect of 10% stock dividend                           21,363         $4.93

  Options exercised                                     (70,118)        $4.97
                                                      ---------
OUTSTANDING, DECEMBER 31, 1994
  (164,872 exercisable at a weighted average
  price of $4.91)                                       164,872         $4.91
                                                      ---------
    Options exercised                                    (3,500)        $5.33

    Effect of 5% stock dividend                           8,066         $4.67

    Options exercised                                   (47,724)        $5.58
                                                      ---------
OUTSTANDING, DECEMBER 31, 1995
  (121,714 exercisable at a weighted average
  price of $4.31)                                       121,714         $4.31
                                                      ---------
    Options granted (weighted average fair value
      of $9.23)                                         167,000         $9.23

OUTSTANDING, DECEMBER 31, 1996                          288,714         $7.15
(150,964 exercisable at a weighted average            ---------
price of $5.21)



    At December 31, 1996 and 1995, 178,494 and 143,397 shares were available for grant, respectively.

    Additional information regarding options outstanding as of December 31,1996 is as follows:


                              OPTIONS OUTSTANDING
                   --------------------------------------------
                                  WEIGHTED AVG.                        OPTIONS EXERCISABLE
                                    REMAINING                     -----------------------------
    RANGE OF         NUMBER        CONTRACTUAL    WEIGHTED AVG.     NUMBER        WEIGHTED AVG.
EXERCISE PRICES    OUTSTANDING    LIFE & (YRS.)  EXERCISE PRICE   EXERCISABLE    EXERCISE PRICE

     $4.31           121,714        3.11 yrs.         $4.31         121,714           $4.31
     $8.94            97,000        9.96 yrs          $8.94          29,250           $8.94
     $9.63            70,000        6.67 yrs          $9.63               -               -
-----------------------------------------------------------------------------------------------
$ 4.31 - $9.63       288,714        6.26 yrs          $7.15         150,964           $5.21


    EMPLOYEE STOCK OWNERSHIP PLAN - The Company has a noncontributory employee stock ownership plan covering substantially all full-time employees meeting certain requirements. Contributions to the plan are discretionary as determined by the Board of Directors. The employee stock ownership plan expense was $173,500, $156,000 and $105,000 for the years ended December 31, 1996, 1995 and 1994, respectively. The plan owned 138,466 and 109,555 shares of the Company's common stock at December 31, 1996 and 1995, respectively.

    ADDITIONAL STOCK PLAN INFORMATION - As discussed in Note 1, the Company continues to account for its stock-based awards using the intrinsic value method in accordance with Accounting Principles Board No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and its related interpretations. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements.

    Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, (SFAS 123) requires the disclosure of pro forma net income and earnings per share had the Company adopted the fair value method as of the beginning of fiscal 1995. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using a binomial option pricing model with the following weighted average assumptions: expected life, 36 to 120 months: stock volatility, 20%; risk free interest rates, 6.10% to 6.50%; and quarterly dividends of 2.5% of earnings during the expected term. The Company's calculations are based on a multiple option valuation approach and forfeitures are recognized as they occur. If the computed fair values of the 1996 awards had been amortized to expense over the vesting period of the awards, pro forma net income would have been $959,000 ($0.51 per share) in 1996. However, the impact of outstanding stock options granted prior to 1995 has been excluded from the pro forma calculation; accordingly, the 1996 pro forma adjustments are not indicative of future period pro forma adjustments, when the calculation will apply to all applicable stock options. There were no stock options granted in 1995.

    OTHER PLANS - The Company has also established the Regency Bancorp Cash or Deferred Retirement Plan which qualifies under the Internal Revenue Code Section 401(k). Employee contributions to the

    Plan may be matched by the Company at the discretion of the Board of Directors. Employee contributions to the Plan are immediately vested while any matching contributions made by the Bank vest at different percentages based on years of service. For the years ended December 31, 1996, 1995 and 1994, the Company contributed approximately $27,100, $38,000 and $57,000, respectively, to the Plan.

    The Company has a nonqualified Deferred Compensation Plan providing directors with the opportunity to participate in an unfunded, deferred compensation program. Under the plan, directors may elect to defer some or all of their current compensation. At December 31, 1996 and 1995, the total net deferrals included in other liabilities was approximately $518,000 and $467,000, respectively. In addition, in 1994, the Company established a salary continuation plan for three of the Bank's key executives which provides that upon retirement the Bank will continue to provide compensation to these executives for a period of 15 years. Future compensation under the Plan is earned by the executives for services rendered through retirement and vests at a rate of 10% per year. The Company accrues for the compensation based on anticipated years of service and the vesting schedule provided in the Plan. At December 31, 1996 and 1995, $172,000 and $109,000, respectively, has been accrued.

    In connection with the implementation of the Deferred Compensation and Salary Continuation Plans, single premium universal life insurance policies on the life of each participant were purchased by the Bank, which is beneficiary and owner of the policies. The cash surrender value of the policies was $2,903,036 and $2,763,952 at December 31, 1996 and 1995. The current annual tax-free interest rates on these policies range from 5.75% to 6.00%. The assets of the Plan, under Internal Revenue Service regulations, are the property of the Company and are available to satisfy the Company's general creditors.

10. RELATED PARTY TRANSACTIONS

    Certain officers and directors of the Company and affiliates are customers of and have had other transactions with the Bank in the ordinary course of business. In management's opinion, all loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. Changes in loans outstanding to directors, officers and affiliates were as follows:

                                                                 YEAR ENDED
                                                                 DECEMBER 31
                                                                 -----------
                                                                    1996

  Balance, beginning of year                                     $ 1,042,275
  New loans                                                          366,805
  Payments                                                          (411,576)
                                                                 -----------
  Balance, end of year                                           $   997,504
                                                                 -----------
                                                                 -----------

    Gary L. McDonald, a director of the Company, owns Gary L. McDonald Real Estate and Development Inc., ("GLMRED"). During 1996 GLMRED was retained by RSC to manage the real estate projects in which RSC has an investment. Prior to 1996, Mr. McDonald through Peachwood Park ("Peachwood"), a California Limited Partnership in which McDonald Construction Inc. is the sole general partner, was retained by RSC to manage the real estate projects in which RSC had made an investment.

    In 1996, 1995 and 1994, the Company paid approximately $488,000, $243,000 and $674,000 to GLMRED and Peachwood respectively for these services.

    During 1995 the Company entered into an 18-month Option Agreement with Gary L. McDonald, for the right to purchase a property contiguous to the Company's headquarters. For the option Mr. McDonald was paid $140,000 in 1995. During 1996 the option expired without the Company exercising its right to purchase.

    At December 31, 1995 the Company was in process of conducting an analysis of the amounts that may be owed by either Peachwood or RSC for the 1995 year under the terms of the project management agreement. During 1995, the Company expensed $243,187 in management fees for services performed by Peachwood. As of December 31, 1995, the Company had recorded a receivable from Peachwood in the amount of $377,600. No portion of the receivable related to the provision made for potential RSC project losses. Pending completion of this analysis process the Company fully reserved for the receivable at December 31, 1995 and subsequently wrote these balances off during 1996.

    The Vice Chairman, David N. Price, administers the Company's 401(k) and ESOP plans. In 1996, 1995 and 1994, the Company paid approximately $18,000, $15,400 and $15,300, respectively, for these services.

11. FINANCIAL INSTRUMENTS FAIR VALUE DISCLOSURE

    The following summary disclosures are made in accordance with the provisions of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," which requires the disclosure of fair value information about both on- and off- balance sheet financial instruments where it is practicable to estimate that value. Fair value is defined in SFAS No. 107 as the amount at which an instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. It is not the Company's intent to enter into such exchanges.

    In cases where quoted market prices were not available, fair values were estimated using present value or other valuation methods, as described below. The use of different assumptions (e.g., discount rates and cash flow estimates) and estimation methods could have a significant effect on fair value amounts. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. Because SFAS No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements, any aggregation of the fair value amounts presented would not represent the underlying value of the Company.


                                          DECEMBER 31, 1996       DECEMBER 31, 1995
                                       ----------------------------------------------
                                        CARRYING   ESTIMATED    CARRYING   ESTIMATED
                                         AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE
                                            (IN THOUSANDS)          (IN THOUSANDS)
Assets:
  Cash and cash equivalents            $  19,833   $  19,833   $   8,925   $   8,925
  Investment securities                   33,270      33,270      31,750      31,750
  Loans, net                              99,770     101,744      94,529      96,625

Liabilities:
  Deposits                               159,802     159,578     143,745     143,732
  Notes payable and capital lease          5,222       5,096       4,354       4,279
    obligation

Commitments to extend credit                   -           -           -           -



    The following methods and assumptions were used in estimating the fair values of financial instruments:

    CASH AND DUE FROM BANKS - The carrying amounts reported in the balance sheets for cash and cash equivalents approximate their estimated fair values.

    INVESTMENT SECURITIES - Fair values for investment securities, including mortgage-backed securities, are based on quoted market prices.

    LOANS - Fair values of variable rate loans which reprice frequently and with no significant change in credit risk are discounted to their next repricing date. Fair values for all other loans are estimated using discounted cash flow analyses over their remaining maturities, using a build-up approach which views the discount rate as consisting of the risk-free rate, credit quality, operating expense and prepayment option price.

    DEPOSITS - Fair values for transactions and savings accounts are equal to the respective amounts payable on demand at December 31, 1996 and 1995 (i.e., carrying amounts). Fair values of fixed-maturity certificates of deposit were estimated using discounted cash flows over their remaining maturities, using a build-up approach as discussed above with no component assigned for credit quality.

    NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS - Fair values of notes payable and capital lease obligations were estimated using discounted cash flows over their remaining maturities using a build-up approach consisting of the risk free rate and operating expense components.

    COMMITMENTS TO EXTEND CREDIT - Fair values of commitments to extend credit are estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present counterparties' credit standing. Fair values of standby letters of credit are based on fees currently charged for similar agreements. There was no material difference between the carrying amount and the estimated value of commitments to extend credit at December 31, 1996 and 1995.

12. REGULATORY MATTERS

    CAPITAL GUIDELINES - The Company and Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a material direct effect on the Company's financial statements. Capital adequacy guidelines for the Company and the Bank and the regulatory framework for prompt corrective action for the Bank require that the Company and Bank meet specific capital guidelines that involve quantitative measures of the Company's and the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital classification as well as the Company's and the Bank's capital adequacy are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Company and Bank to maintain minimum ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets (as defined). As of December 31, 1996, the Company and Bank meet all capital adequacy requirements to which they are subject and management believes that, under the current regulations, both will continue to meet their minimum capital requirements in the foreseeable future.

    As of December 31, 1996 and 1995, the most recent notifications from the Federal Deposit Insurance Corporation categorized the Bank as "adequately capitalized" and "well capitalized", respectively, under the regulatory
    framework for prompt corrective action.   At December 31, 1996, due to an
    increase in average risk weighted assets in the fourth quarter, the Bank's total capital to risk weighted assets fell slightly below the level considered "well capitalized", accordingly the Bank is considered "adequately capitalized" at December 31, 1996. Under the framework, the Bank's capital levels do not allow the Bank to accept brokered deposits without prior approval from the FDIC. As of December 31, 1996 and 1995, the Bank held no institutional brokered deposits.

    The Company and Bank's actual capital amounts (in thousands) and ratios are also presented in the following table:



                                                                                        FOR CAPITAL ADEQUACY
                                                       ACTUAL                                 PURPOSES
                                                ------------------------------------------------------------------------------------
                                                 AMOUNT     RATIO                AMOUNT                        RATIO
                                                ------------------------------------------------------------------------------------
AS OF DECEMBER 31, 1996
Total Capital (to Risk Weighted Assets:)
 Company. . . . . . . . . . . . . . . . . . .   $ 14,306   10.21%   greater than or equal to $11,207  greater than or equal to 8.00%
 Regency Bank . . . . . . . . . . . . . . . .   $ 13,944    9.97%   greater than or equal to $11,193  greater than or equal to 8.00%

Tier 1 Capital (to Risk Weighted Assets):
 Company. . . . . . . . . . . . . . . . . . .   $ 12,691    9.06%   greater than or equal to $ 5,604  greater than or equal to 4.00%
 Regency Bank . . . . . . . . . . . . . . . .   $ 12,329    8.81%   greater than or equal to $ 5,596  greater than or equal to 4.00%

Tier 1 Capital (to Average Assets):
 Company. . . . . . . . . . . . . . . . . . .   $ 12,691    7.66%   greater than or equal to $ 6,630  greater than or equal to 4.00%
 Regency Bank . . . . . . . . . . . . . . . .   $ 12,329    7.12%   greater than or equal to $ 6,923  greater than or equal to 4.00%



                                                                                 TO BE  ADEQUATELY
                                                                                 CAPITALIZED UNDER
                                                                                 PROMPT CORRECTIVE
                                                                                 ACTION PROVISIONS
                                                      ------------------------------------------------------------------------
                                                                    AMOUNT                                   RATIO
                                                      ------------------------------------------------------------------------

AS OF DECEMBER 31, 1996
Total Capital (to Risk Weighted Assets:)
 Company. . . . . . . . . . . . . . . . . . . . .                                         N/A
 Regency Bank . . . . . . . . . . . . . . . . . .      greater than or equal to $ 11,193        greater than or equal to 8.00%

Tier 1 Capital (to Risk Weighted Assets):
 Company. . . . . . . . . . . . . . . . . . . . .                                         N/A
 Regency Bank . . . . . . . . . . . . . . . . . .      greater than or equal to $ 5,596         greater than or equal to 4.00%

Tier 1 Capital (to Average Assets):
 Company. . . . . . . . . . . . . . . . . . . . .                                         N/A
 Regency Bank . . . . . . . . . . . . . . . . . .      greater than or equal to $ 6,923         greater than or equal to 4.00%



                                                                                             FOR CAPITAL
                                                                                              ADEQUACY
                                                     ACTUAL                                   PURPOSES:
                                               -------------------------------------------------------------------------------------
                                                AMOUNT     RATIO                 AMOUNT                         RATIO
                                               -------------------------------------------------------------------------------------
AS OF DECEMBER 31, 1995
Total Capital (to Risk Weighted Assets:)
 Company. . . . . . . . . . . . . . . . . . .  $ 13,373   10.90%   greater than or equal to $ 9,818   greater than or equal to 8.00%
 Regency Bank . . . . . . . . . . . . . . . .  $ 13,055   10.64%   greater than or equal to $ 9,814   greater than or equal to 8.00%

Tier 1 Capital (to Risk Weighted Assets):
 Company. . . . . . . . . . . . . . . . . . .  $ 11,836    9.64%   greater than or equal to $ 4,909   greater than or equal to 4.00%
 Regency Bank . . . . . . . . . . . . . . . .  $ 11,519    9.39%   greater than or equal to $ 4,907   greater than or equal to 4.00%

Tier 1 Capital (to Average Assets):
 Company. . . . . . . . . . . . . . . . . . .  $ 11,836    7.15%   greater than or equal to $ 6,626   greater than or equal to 4.00%
 Regency Bank . . . . . . . . . . . . . . . .  $ 11,519    6.95%   greater than or equal to $ 6,629   greater than or equal to 4.00%




                                                                                        TO BE WELL
                                                                                     CAPITALIZED UNDER
                                                                                     PROMPT CORRECTIVE
                                                                                     ACTION PROVISIONS:
                                                      -------------------------------------------------------------------------
                                                                      AMOUNT                                RATIO
                                                      -------------------------------------------------------------------------

AS OF DECEMBER 31, 1995
Total Capital (to Risk Weighted Assets:)
 Company. . . . . . . . . . . . . . . . . . . . .                                        N/A
 Regency Bank . . . . . . . . . . . . . . . . . .      greater than or equal to $ 12,267        greater than or equal to 10.00%

Tier 1 Capital (to Risk Weighted Assets):
 Company. . . . . . . . . . . . . . . . . . . . .                                        N/A
 Regency Bank . . . . . . . . . . . . . . . . . .      greater than or equal to $ 7,360         greater than or equal to 6.00%

Tier 1 Capital (to Average Assets):
 Company. . . . . . . . . . . . . . . . . . . . .                                        N/A
 Regency Bank . . . . . . . . . . . . . . . . . .      greater than or equal to $ 8,286         greater than or equal to 5.00%


    DIVIDENDS - As indicated in Note 1, effective March 1, 1995, the Bank became a wholly-owned subsidiary of Bancorp. Under California law, shareholders of Bancorp may receive dividends when and as declared by its Board of Directors out of funds legally available. With certain exceptions, a California corporation may not pay a dividend to its shareholders unless its retained earnings equal at least the amount of the proposed dividend. California law further provides that, in the event that sufficient retained earnings are not available for the proposed distribution, a corporation may nevertheless make a distribution to its shareholders if it meets the following two generally stated conditions:
    (i) the corporation's assets equal at least 1 1/4 times its liabilities; and (ii) the corporation's current assets equal at least its current liabilities or, if the average of the corporation's earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the corporation's interest expense for such fiscal years, then the corporation's current assets must equal at least
    1 1/4 times its current liabilities.

    Bancorp expects to receive substantially all of its income initially from dividends from the Bank. Under California state banking law, the Bank may not pay cash dividends in an amount which exceeds the lesser of the retained earnings of the Bank or the Bank's net income for its last three fiscal years (less the amount of any distributions to shareholders made during that period). If the above test is not met, cash dividends may only be paid with the prior approval of the California Superintendent of Banks, in an amount not exceeding the Bank's net income for its last fiscal year or the amount of its net income for its current fiscal year. Accordingly, the future payment of cash dividends will depend on the Bank's earnings, its ability to meet capital requirements and/or Bancorp's ability to generate income from other sources. At December 31, 1996, based on the criteria set forth above, additional dividends from the Bank to the parent company must be approved by the State Superintendent of Banking.

    CASH RESTRICTION - The FDIC requires banks to maintain average reserve balances on deposits, consisting of vault cash and actual balances held by the Federal Reserve Bank of San Francisco. The Bank's average FDIC reserve requirements were $1,261,000 and $933,000 in 1996 and 1995, respectively. The Bank maintained average balances of $1,629,000 and $1,892,000 in 1996 and 1995, respectively.

13. SUPPLEMENTAL CASH FLOW INFORMATION

    Following is a summary of amounts paid for interest and taxes and of non-cash transactions for the years ended 1996, 1995 and 1994 (in thousands):

                                                          FOR THE YEAR ENDED DECEMBER 31
                                                        -----------------------------------
                                                           1996         1995         1994
Cash paid during the period for:
  Interest on deposits and other borrowings. . . . . .  $  4,597     $  5,062     $  2,762
  Income taxes . . . . . . . . . . . . . . . . . . . .       316           21        1,165

Noncash transactions:
  Transfer of loans to other real
    estate owned . . . . . . . . . . . . . . . . . . .       218          232            -
  Stock dividend . . . . . . . . . . . . . . . . . . .         -          866        1,490
  Transfer of investments from
    held to maturity to available for sale
    upon adoption of SFAS No. 115. . . . . . . . . . .         -            -       24,386
Net assets acquired through acquisition of
    partnerships less cash received:
    Land and real estate under construction. . . . . .     6,272        4,265            -
    Notes receivable . . . . . . . . . . . . . . . . .     2,025            -            -
    Other residential property . . . . . . . . . . . .         -          291            -
    Other assets . . . . . . . . . . . . . . . . . . .       227          342            -
    Notes payable  . . . . . . . . . . . . . . . . . .     8,614        4,062            -
    Accrued interest and other liabilities . . . . . .       714          560            -
  Loan made to finance sale of building. . . . . . . .         -        2,150            -
  Deferred gain on sale of building. . . . . . . . . .         -          264            -



14. PARENT COMPANY ONLY FINANCIAL STATEMENTS

    As discussed in Note 1, Regency Bancorp was formed on March 1, 1995 to act as a holding company for Regency Bank. Following are the condensed balance sheets of Regency Bancorp at December 31, 1996, and 1995, and condensed income statements and cash flow statements for the year ended December 31, 1996 and for the period from March 1 to December 31, 1995:

BALANCE SHEETS
                                                               DECEMBER 31
                                                        -----------------------
                                                            1996         1995
                                                              (IN THOUSANDS)
ASSETS

Cash and short-term investments. . . . . . . . . . . .  $    192       $    273
Investment in bank subsidiary. . . . . . . . . . . . .    13,149         12,561
Other assets . . . . . . . . . . . . . . . . . . . . .       129            118
                                                        --------       --------
    Total assets . . . . . . . . . . . . . . . . . . .  $ 13,470       $ 12,952
                                                        --------       --------
                                                        --------       --------

LIABILITIES AND SHAREHOLDERS' EQUITY

Other liabilities  . . . . . . . . . . . . . . . . . .  $      -       $     10
                                                        --------       --------
    Total liabilities. . . . . . . . . . . . . . . . .         -             10

SHAREHOLDERS' EQUITY:
  Common stock . . . . . . . . . . . . . . . . . . . .     8,868          8,868
  Retained earnings  . . . . . . . . . . . . . . . . .     4,601          4,029
  Unrealized gain on securities. . . . . . . . . . . .         1             45
                                                        --------       --------
    Total shareholders equity. . . . . . . . . . . . .    13,470         12,942
                                                        --------       --------
    Total liabilities and shareholders' equity . . . .  $ 13,470       $ 12,952
                                                        --------       --------
                                                        --------       --------

STATEMENTS OF INCOME
                                                              DECEMBER 31
                                                        ------------------------
                                                            1996         1995
                                                              (IN THOUSANDS)

INCOME. . . . . . . . . . . . . . . . . . . . . . . .   $      -       $      -

EXPENSES:
  Interest. . . . . . . . . . . . . . . . . . . . . .   $      -              2
  Management fees to bank subsidiary. . . . . . . . .         66             55
  Other . . . . . . . . . . . . . . . . . . . . . . .        133            165
                                                        --------       --------
       Total expenses . . . . . . . . . . . . . . . .        199            222

  Loss before income tax (benefit) and equity
     in undistributed losses of bank subsidiary . . .       (199)          (222)
  Income tax (benefit). . . . . . . . . . . . . . . .        (85)            92
  Equity in undistributed income (loss) of
    bank subsidiary, net of income taxes. . . . . . .      1,122         (1,637)
                                                        --------       --------
       Net Income (loss). . . . . . . . . . . . . . .   $  1,008       $ (1,767)
                                                        --------       --------
                                                        --------       --------


STATEMENTS OF CASH FLOWS
                                                                                   DECEMBER 31
                                                                          ----------------------------
                                                                               1996           1995
                                                                                  (In thousands)
OPERATING ACTIVITIES:
  Net income (loss)                                                         $   1,008      $  (1,767)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
      Equity in undistributed (income) losses of bank subsidiary               (1,122)         1,637
      Increase in other assets                                                    (11)            (6)
      Increase (decrease) in other liabilities                                    (10)             9
                                                                          -----------    -----------
         Net cash used in operating activities                                   (135)          (127)

INVESTING ACTIVITIES:
  Capital contribution from subsidiary bank                                       491            750
                                                                          -----------    -----------
         Net cash provided by investing activities                                491            750

FINANCING ACTIVITIES:
  Issuance of common stock                                                          -             31
  Cash dividends                                                                 (437)          (266)
  Payments on notes payable                                                         -           (150)
                                                                          -----------    -----------
         Net cash (used in) provided by financing activities                     (437)          (385)
                                                                          -----------    -----------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                  (81)           238

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                    273             36
                                                                          -----------    -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                    $     192      $     274
                                                                          -----------    -----------
                                                                          -----------    -----------


SUPPLEMENTAL CASH FLOW INFORMATION:
  Income taxes paid                                                         $       -      $     113
  Stock dividend                                                                    -            866


                                  * * * * * *

                                 REGENCY BANCORP

      PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 13, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of Regency Bancorp and the accompanying Proxy Statement dated April 18, 1997, and revoking any Proxy heretofore given, hereby constitutes and appoints Steven F. Hertel and Roy Jura, and each of them, with full power of substitution, as proxies to appear and vote all of the shares of Common Stock of Regency Bancorp, a California corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of Regency Bancorp, to be held at Piccadilly Inn Hotels, 2305 W. Shaw Avenue, Regency Room, Fresno, California on Tuesday May 13, 1997 at 9:00 a.m. or at any postponements of adjournments thereof, upon the following items set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the Meeting or any postponements or adjournments thereof. The above-named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this Proxy in the election of directors.

 UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING ITEMS:



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2


PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE     /X/

1.   To elect directors.

/ /  FOR all nominees listed below (except as marked to the contrary below).

/ /  WITHHOLD authority to vote for all nominees listed below.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below:

Joseph L. Castanos            Steven F. Hertel         Roy Jura
Barbara Palmquist             David N. Price           Daniel Ray
Daniel R. Suchy               Wayman E. Watts


Item 2. To ratify the appointment of Deloitte & Touche LLP as the Corporation's independent public accountants for the 1997 fiscal year.

          FOR  / /       AGAINST   / /       ABSTAIN   / /


     *THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND
                      MAYBE REVOKED PRIOR TO ITS EXERCISE.

No. of Common Shares

We do/do not expect to attend this Meeting.       DO   / /       DO NOT    / /

Dated               , 1997

     ---------------

SHAREHOLDER(S):

------------------------------

------------------------------



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

This has been a challenging year for Regency Bancorp, particularly concerning the FDIC mandated divestiture of Regency Service Corporation's (RSC) real estate investment activities. A significant reduction in the number of homes and lots RSC needs to sell has been achieved, from 841 in 1994 to 310 at the end of 1996. Late in the year, the FDIC acknowledged our efforts and extended the deadline to be fully divested for up to two years.

Equally important was the continued growth and excellent performance of Regency Bank and Regency Investment Advisors, Inc. (RIA). Not only did the bank increase its deposit base 11.2 percent from the end of 1995, RIA's pre-tax profitability grew 45 percent over 1995.

Based on the continuing strength of these two subsidiaries, the holding company's 1996 net annual income was $1.01 million, a $2.78 million improvement over our 1995 performance. Total assets grew 10.6 percent, ending 1996 with $181.1 million, the highest since Regency was founded in 1980.

Among other developments, it was with honor that I agreed to accept the board's appointment as its chairman last November. However, at the same meeting, the board regretfully granted Gary McDonald's request to step down from the chairmanship of our company after 16 years at its helm. The board and bank will forever be indebted to his tireless effort in making our company the bank of choice for those in our marketplace who understand and value local financial support and very personalized service.

Additionally, our company has been an Employee Stock Ownership Plan (ESOP) company since 1987. In the last year, the ESOP, along with the employees' 401K plan, became the company's largest shareholder, now owning almost 13 percent of Regency's common stock. The large majority of the stock, however, is still owned by local families and investors who trade over the counter under symbol REFN.

For the few remaining years of this decade, we're excited about the many new products and services we'll be introducing and the opportunities being created in the financial services industry. We're confident our Regency customers will enjoy the new choices they'll have in electronic banks growing array of financial services. We look forward to the years ahead with optimism.

Respectfully Submitted,
Steven F. Hertel
Chairman of the Board
President and Chief Executive Officer

NEW DIRECTIONS
Regency Bank courier services continued to grow in 1996. The Regency couriers now serve nearly 800 local businesses every week.

SMALL BUSINESS ADMINISTRATION LOAN LEADER
For the fourth straight year, the Regency Bank SBA Department led the 15-county central California area in SBA guaranteed loans approved as well as the dollars provided to fund local businesses. In addition, the bank was California's leader in the number of loans guaranteed by the U.S. Department of Agriculture along with two other community banks. These special credits encourage rural area development and are known as Business and Industry Loans.

MADERA BRANCH EXCEEDS EXPECTATIONS
Regency Bancorp's Regency Bank opened its fourth banking office in mid-August 1996. The Madera branch is the bank's first full-service branch outside of Fresno. It quickly grew and completed 1996 with more than $10 million in deposits. The branch opened under the leadership of Jim Tustison, his staff of professional bankers and with the assistance of Bill Alessini, owner of William Carol Clothing and Fine Jewelry. Bill is a special advisor to the bank, assisting in the introduction of Regency's specialized business banking services.

REGENCY REWARDS FOR EXCELLENCE
Regency Bank was the financial industry representative to receive the first annual "Excellence in Business Award for 1996" , presented by The Fresno Bee and local chambers and business organizations. In July 1996, Steve Hertel, President & CEO, was named the "1996 Central California Financial Services Advocate of the Year" by the Fresno District Office of the SBA.

REGENCY INVESTMENT ADVISORS, INC.
Now a subsidiary of the holding company, Regency Investment Advisors, Inc.
(RIA) is an SEC-registered money management and financial consulting firm. It had an outstanding year with a growth in profitability of almost 45 percent. RIA's growth in assets under management was similarly successful. In August 1993, when established, the company managed $23.8 million for its clients. Its goal for 1996 was to bring $75 million under management. At year end, $77.2 million was achieved with more than $80 million under management by the end of February 1997.


A strong asset base is vital to financial institutions as well as most businesses. This chart reflects the consistent, positive growth Regency has demonstrated since its inception. Note the significant increase that began following the company's adoption of its ESOP in 1987.

Regency's deposits in 1996 grew at a healthy pace of 11.2 percent. This infusion of dollars supported our ability to aggressively grow Commercial, SBA, Real Estate Construction and other types of lending programs. Reinvesting customer deposits locally provides jobs, improves our economy and fulfills the objective of a community bank.

Loan quality at Regency Bank continued to set the standard for area banks. A net total of $99.8 million in loans, an increase of 5.6 percent from 1995, and a growth of almost 56 percent over the last five years was completed.

Though this is substantial growth, its importance, perhaps, is exceeded by the quality of loans that have been made in the Fresno-Clovis-Madera areas. In 1996, bank-only, non-accrual loans (exclusive of loans RSC has made to facilitate divestiture) were only .05 percent. Year end, the bank-only, non-accrual loan balance was just $51,000. Net charge-offs were less than $170,000.

Within the total loan portfolio of $102.4 million at year's end, the bank had approximately 55 percent in commercial credits; 23 percent in real estate construction loans; 13 percent in term real estate loans, and 9 percent in consumer credits from VISA cards, to auto, equity, and medical procedure loans.

Officers
Regency Bank
Steven F. Hertel
Chairman of the Board
President
Chief Executive Officer
Steven R. Canfield
Executive Vice President and
Chief Financial Officer
Robert J. Longatti
Executive Vice President and
Chief Credit Officer
Marvell French
Senior Vice President
Sales Administration Manager
William R. Goodrich
Vice President
Director of Marketing
Rick L. Hopkins
Vice President
Systems/Operations Manager
Karen S. Murphy
Vice President
Real Estate Loans
Kerin L. Nixon
Vice President
Bank Operations Manager
Frederick L. Sandow
Vice President
Modesto Loan Production Office
Scott C. Stanley
Vice President
Finance
Dorothy M. Thomas
Vice President
SBA Department Manager
James E. Tustison, Jr.
Vice President
Madera Area Manager

Louis H. Weaver
Vice President
Loan Supervision Manager

Board of Directors
Steven F. Hertel
Chairman of the Board
David N. Price
Vice Chairman of the Board
Joseph L. Castanos
Director
Gary L. McDonald
Director
Roy Jura
Secretary
Barbara Palmquist
Director
JoAnn Price
Director
Daniel R. Suchy
Director
Wayman E. Watts
Director
Sumio Kubo
Director Emeritus
Subsidiaries
Regency Investment Advisors, Inc.
Alan R. Graas, President
7060 North Fresno Street
Fresno, CA 93720
(209) 438-2640
FAX (209) 438-2694
Regency Service Corp.
7060 N. Fresno Street
Fresno, CA 93720
(209) 438-2600
FAX (209) 438-2699


Branch
Offices
Herndon Office
Headquarters
7060 North Fresno Street
Fresno, CA 93720
(209) 438-2600
FAX (209) 438-2699
Palm Office
5240 North Palm Avenue

Fresno, CA 93704
(209) 438-2650
FAX (209) 438-2687
Madera Branch
126 West "D" Street
Madera, CA 93638
(209) 673-9370
FAX (209) 673-9654
Mini Branch
Fig Garden Village
Shopping Center
726 West Shaw Avenue
Fresno, CA 93704
(209) 438-2680
FAX (209) 438-2690
Market
Makers
Van Kasper & Company
Jack Block
600 California Street, Suite 1700
San Francisco, CA 94108
(800) 652-1747
Hoefer & Arnett
Marc Arnett
353 Sacramento Street, 10th Floor
San Francisco, CA 94111
(800) 346-5544
Banc Stock Financial Services, Inc.
Anthony Reilly
6230 Busch Blvd. #201
Columbus, OH 43229
(800) 874-226
Sutro & Company, Inc.
5250 N. Palm Ave.
Fresno, CA 93704
(209) 447-8200